PO Number: 324556

Certain portions of this exhibit have been excluded because the information is both (i) not material and (ii) the type that the registrant customarily and actually treats as private or confidential. Omitted information has been noted in this document with a placeholder identified by the mark "[***]".

Master Professional Services Agreement

Between

General Dynamics Land Systems - Canada Corporation

doing business as General Dynamics Mission Systems - Canada

("GDMS-C")

and

KWESST Inc.

(Wholly-owned by KWESST Micro Systems Inc.)

("Seller")

As used herein, unless otherwise defined, "Agreement" shall mean this agreement and the following documents: the attached Terms and Conditions; Schedule A; all Statements of Work executed by the Parties from time to time and substantially in the form attached hereto and incorporated herein as Schedule B; Annex 1 of Schedule B (if applicable); Schedule C; Seller's certifications under Section 11.3 (Independent Contractor, Compliance with Code of Conduct); any disclosure by Seller of conflict of interest under Section 15 (Non-Exclusivity/Conflict of Interest); and all forms of Schedule D duly executed by Seller and Seller's Contractors; Schedule E; Annex 1 of Schedule E: Security Requirements Checklist (if applicable); and Schedule F (if applicable).

GDMS-C and Seller may be individually referred to in this Agreement as a "Party", or collectively as "Parties".

In witness hereof, for good and valuable consideration, the Parties, through their duly authorized representative, have executed this Agreement to be effective as of the Effective Date set forth herein.

For and on behalf of: General Dynamics Land Systems - Canada Corporation doing business as General Dynamics Mission Systems - Canada	For and on behalf of: KWESST Inc.
/s/ Kevin McMurray	/s/ Rick Bowes

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

I warrant that I have authority to bind the company.		I warrant that I have authority to bind the company.
Signed by:		Signed by:
Name:	Kevin McMurray	Name:	Rick Bowes
Title:	Subcontracts Commercial Officer	Title:	VP Operations

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

30. Subcontracting Flow Down	23

31. General Terms	23

List of Schedules

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

This Agreement, effective as of December 1, 2021 ("Effective Date"), is between the following Parties:

General Dynamics Land Systems - Canada Corporation,

doing business as General Dynamics Mission Systems - Canada,

a New Brunswick corporation, with offices

located at 1941 Robertson Road, Ottawa, Ontario, Canada, K2H 5B7 ("GDMS-C")

and

KWESST Inc.,

a Ontario corporation, with offices

located at 155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, Canada, K2M 2A8 ("Seller")

WHEREAS GDMS-C and Seller desire to enter into the Agreement pertaining to a research and development project as part of an investment framework as outlined by Innovation, Science and Economic Development (ISED) Canada (https://www.ic.gc.ca/eic/site/086.nsf/eng/00054.html).

In consideration of the premises, mutual covenants and agreements herein set forth, the Parties agree as follows:

1. Scope of Work

1.1 Seller shall perform the work and, as applicable, provide the deliverables, as defined in any Statement of Work ("SOW") that may be executed by the Parties hereunder and in accordance with the terms and conditions of this Agreement including all other exhibits hereto (individually "Services" and "Deliverables" and collectively "Work").  No obligations or liabilities under this Agreement shall be incurred by GDMS-C until such time as a Statement of Work is executed hereunder by the Parties.

1.2 In the event that Seller cannot provide particular Work in accordance with the terms and conditions set forth herein, Seller shall promptly notify GDMS-C.

1.3 Seller shall assign its employees and contractors to perform the Work ("Contractors" or "Seller's Contractors").  GDMS-C may require Seller to withdraw and replace any of Seller's Contractors, or any replacement employee performing the Work, and require that Seller promptly provide replacement personnel with the requisite knowledge and experience to perform the Work for GDMS-C. Replacement personnel, if any, shall also hereinafter be referred to as "Contractor" or "Seller's Contractor".  If GDMS-C requires specifically named employees of Seller to perform the Work, Seller shall assign the employees specifically named in the SOW to perform the Work.  Should the Seller need to provide new or additional personnel, it shall give GDMS-C thirty (30) days advance notice. GDMS-C shall then have the right to approve or reject the proposed candidate(s).

1.4 No obligations or liabilities under this Agreement shall be incurred by either Party hereunder until such time as the Parties execute a SOW for Work and GDMS-C issues a Purchase Order ("P.O.") to the Seller for such Work.  Several SOWs or P.O.'s may be executed in conjunction with this Agreement.  The terms and conditions of this Agreement will apply to the Work and the P.O. terms and conditions describe related administrative matters and, to the extent that a P.O.'s terms conflict with this Agreement, this Agreement's terms and conditions shall prevail.  Any P.O. accepted by the Seller will be governed by the terms and conditions of this Agreement and will create contractual rights and obligations under this Agreement between GDMS-C and the Seller.  In each P.O., GDMS-C may identify its authorized representative and the Supplier's point of contact concerning that particular P.O.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

2. Term of the Agreement

2.1 The Term of the Agreement shall expire one year from the Effective Date of this Agreement ("Term"). The Term may be extended by the written mutual agreement of the Parties. During the Term, the Seller shall perform the Work through the Contractors during the applicable Period of Performance as defined in each SOW. Costs incurred prior to or after the Period of Performance of each SOW shall be allowed only if approved in writing by GDMS-C's authorized Contracting Authority as identified in the SOW ("Authorized Contracting Authority").

2.2 The Seller grants to GDMS-C the irrevocable option to extend the term of the Agreement by up to three (3) additional one-year periods under the same conditions. GDMS-C may exercise this option at any time by sending a written notice to the Seller before the expiry date of the Agreement. The options may only be exercised by the Contracting Authority, and will be evidenced for administrative purposes only, through an amendment to the Agreement.

3. Priority of Documents

3.1 In the event of a conflict or inconsistency the documents shall be given precedence in the following order:

3.1.1 The terms and conditions of this Agreement;

3.1.2 Schedule B: Statement of Work;

3.1.3 Schedule A: Pricing;

3.1.4 Schedule F: Additional Terms and Conditions (if applicable);

3.1.5 Schedule E: Security Requirements Checklist (if applicable); and

3.1.6 Schedule D: Contractor Certifications and Agreements Regarding Contractor Restrictions.

4. Inspection/Acceptance/Warranty

4.1 For each Statement of Work:

4.2 GDMS-C shall, in its sole discretion acting reasonably, accept the Work or give Seller notice of rejection within forty-five (45) business days after performance notwithstanding any payment, test or inspection.  No inspection, test, delay or failure to inspect/test or failure to discover any defect or other non-conformance shall relieve Seller of any of its obligations under the applicable SOW or this Agreement or impair any rights or remedies of GDMS-C or GDMS-C's customers.

4.3 Seller warrants that: (a) each of its Contractors assigned to perform the Work hereunder shall have the proper skill, training and background so as to be able to perform the Work in a competent and professional manner in keeping with reasonable industry standards, (b) each Deliverable will be free from defects in workmanship and materials, (c) all Work shall be performed in accordance with the applicable Statement of Work; and (d) GDMS-C shall receive sufficient, free, good and clear title to all Deliverables developed under this Agreement including under the applicable Statement of Work.  In addition to the foregoing warranties, any applicable SOW may contain additional warranties that specifically apply to such Statement of Work.

4.4 If Seller delivers nonconforming Work in GDMS-C's sole opinion, GDMS-C may require Seller to promptly correct or re-perform the nonconforming Work.  All repair, replacement and other correction and redelivery shall be completed within the original delivery schedule or such later time as GDMS-C may reasonably direct.  Redelivery to GDMS-C of any corrected or re-performed Work shall be at Seller's sole expense. Seller shall inform GDMS-C of any corrective action taken.  In addition, if Seller does not reasonably correct or re-perform the nonconforming Work, GDMS-C may at its sole discretion: (i) correct the nonconforming Work; or (ii) obtain replacement Work from another source at as reasonable a cost as practicable given the schedule, with all such cost borne by Seller and, in such case, GDMS-C may reduce the Price accordingly.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

5. Price and Payment

5.1 Price. For the full, satisfactory and timely performance of the Work by Seller, GDMS-C shall pay Seller the fees and expenses as set forth in the applicable SOW ("Price").  The Price for Work performed by Seller's Contractors hereunder including for Deliverables, is inclusive of all overheads, mark-ups and fees.

5.2 Types of Taxes Included and Excluded. The Price includes, and Seller is liable for and shall pay, all taxes, impositions, charges and exactions imposed on or measured by the applicable SOW except for applicable Goods and Services Tax ("GST") and Harmonized Sales Tax ("HST") or other applicable sales and use taxes (individually and collectively "Sales Taxes") which are to be separately stated on Seller's invoice and shall be in addition to the Price except that Price shall not include any taxes, impositions, charges or exactions for which GDMS-C has furnished a valid exemption certificate or other evidence of exemption.

5.3 No Waiver for Payment. Payment of the Price or any portion thereof or payment of any invoice shall not constitute GDMS-C's acceptance of any of the Work performed by Seller under this Agreement including under a Statement of Work.

5.4 Right of Set-Off. If GDMS-C is due a payment pursuant to the terms and conditions of this Agreement including the applicable SOW at the time Seller issues an invoice, Seller shall apply that amount due to GDMS-C from the invoice, clearly identifying that credit within the invoice. If the payment due to GDMS-C exceeds the amount of the invoice, Seller shall remit payment to GDMS-C in that amount within ten (10) calendar days of submitting the invoice.

5.5 Timing of Payment. GDMS-C shall not be responsible for payment to Seller until a valid invoice together with applicable receipts has been received in accordance with this Agreement including the applicable SOW and in no event shall GDMS-C be liable for payment of any invoices that are not submitted within ninety (90) calendar days from the date on which Work under the applicable SOW is completed.  GDMS-C shall remit payment within thirty-eight (38) days after GDMS-C's receipt of a valid invoice, provided that no dispute arises.  Payment due date shall be computed from the date of the later of the scheduled delivery date, the actual delivery date or the date of receipt of a correct invoice.  Payment shall be deemed to have been made on the date GDMS-C's cheque is mailed or payment is otherwise tendered. Seller shall promptly repay to GDMS-C any amounts paid in excess of amounts due Seller. Invoices must be approved by the GDMS-C Contracting Authority, as identified under Section 27 (Notices), prior to payment.

5.6 Proprietary Pricing. The Price including, but not limited to, rate(s) per quantity, as applicable, to be paid by GDMS-C to Seller, shall constitute GDMS-C's and Seller's Proprietary Information (as defined in Subsection 8.1.1) and disclosure thereof shall be deemed a breach of this Agreement.

5.7 No Responsibility to Pay for Work not performed due to Closure of Offices. Where the Seller, its Contractors, subcontractors or agents are providing services on government or GDMS-C premises under the Agreement and those premises are inaccessible because of the evacuation or closure of offices, and as a result no work is performed, GDMS-C is not responsible for paying the Seller for work that otherwise would have been performed if there had been no evacuation or closure.

If, as a result of any strike or lock-out, the Seller or its Contractors, subcontractors or agents cannot obtain access to government or GDMS-C premises and, as a result, no work is performed, GDMS-C is not responsible for paying the Seller for work that otherwise would have been performed if the Seller had been able to gain access to the premises.

6. Invoicing

6.1 Email Transmittal. All invoices, along with supporting documentation, including without limitation receipts for reimbursement of travel and living expenses, as applicable, shall be submitted by Seller to GDMS-C by email to acctspay-invoice@gdit.com, with an electronic copy sent to GDMS-C's Contracting Authority, as identified in Section 27 (Notices).

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

6.2 Timing and Contents of Invoice. Seller shall submit original invoices no more than once per month, or otherwise in accordance with the payment plan agreed between the Parties in each Statement of Work, and in accordance with the Price set forth in the applicable SOW for such Work as is actually rendered by Seller and accepted by GDMS-C.  Seller's invoices shall include this Agreement's number as well as the applicable SOW number, the applicable purchase order number,  the date of issuance of the invoice, a detailed description of the Work performed, date(s) of performance, number of hours worked, name of Seller's Contractor who has performed the Work being invoiced and, as applicable, the hourly rate, labour cost (hours x rate), the costs of expenses claimed for reimbursement, as well as a summary line of all the above and shall include a credit for each total amount previously billed and paid by GDMS-C.  If invoicing against a milestone payment plan, in addition to the requirements listed in this Subsection 6.2, the applicable milestone must be identified.

6.3 Reimbursement for Costs. Except for those costs for which GDMS-C has agreed in writing to reimburse Seller, all costs, including, but not limited to, per diem, hotel, travel and commuting expenses, if any, which are incurred by Seller or its agents and personnel in connection with the performance of Work under a SOW to this Agreement, shall be borne by Seller.  GDMS-C shall have no liability for any expenses or costs incurred by Seller other than pursuant to this Section 6.

7. Taxes and Duties

7.1 Exclusion of Sales Tax. The Parties agree that, in accordance with Subsection 5.2, only Sales Taxes shall be borne by GDMS-C.

7.2 Non-Resident Taxation. Pursuant to Regulation 105 of the Canadian Income Tax Regulations, GDMS-C must withhold fifteen percent (15%) of any amount to be paid to the Seller in respect of services provided in Canada if the Seller is a non-resident of Canada, unless the Seller obtains a valid Canadian tax waiver. The amount withheld will be remitted to the Canada Revenue Agency to be held on account for the Seller in respect to any tax liability which may be owed to Canadian tax authorities.  To the extent that this or any other taxes are required by applicable law to be remitted by means of withholding on payments due from one Party to this Agreement to the other, the Parties agree that any such payments shall be made net of withholding tax.

8. Proprietary Information and Intellectual Property Ownership

8.1 Definitions

8.1.1 "Proprietary Information" means all information that is identified as Proprietary Information by the disclosing party, or ought reasonably to be understood by the receiving party to be proprietary, and is disclosed by the disclosing party under this Agreement subject to the provisions of Subsection 8.2.2 in tangible, written, oral or visual form. Proprietary Information includes without limitation, all classified or unclassified information, records, data and documents that are relevant to the Work and that GDMS-C determines, in its sole discretion, should not be freely disclosed to the public and includes: intellectual property of any nature and kind including all domestic and foreign trade-marks, business names, trade names, domain names, trading styles, patents, trade secrets, technology, techniques, know-how, software, industrial designs, inventions, improvements, discoveries, product formulations, processes, processing methods and developments, manufacturing techniques, formulae, recipes, software, documentation, designs, flowcharts, specifications, drawings, prints, notes, memoranda, devices, samples, moulds, casts, sketches, plans, models, studies, listings, or any other material containing or disclosing any of the matters constituting the Work,  or any other business research, investigation or plans of GDMS-C and its affiliates, and copyrights, whether registered or unregistered, and all applications for registration thereof, and information regarding government classified business or other businesses, customer lists and other customer-related information, cost and price information, supplier lists, and any other information that is proprietary to the owner. Proprietary Information does not include information that was:

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

8.1.1.1 Published or otherwise is, or becomes, available to the public other than by breach of this Agreement;

8.1.1.2 Lawfully received from a third party without restriction on disclosure and without breach of this Agreement;

8.1.1.3 Disclosed to a third party without a similar restriction on the rights of such third party;

8.1.1.4 Already known by the Recipient and the Recipient can demonstrate that the information was known without breach of this Agreement;

8.1.1.5 Developed independently within the Recipient's organization without access to or use of the Proprietary Information disclosed hereunder; or

8.1.1.6 Approved in writing by the Discloser for public release or disclosure by the Recipient.

8.1.2 "Background Intellectual Property" means all intellectual property including, but not limited to, patents, copyrights, trademarks, mask works, trade secrets, know-how and all other forms of intellectual property which are owned or controlled by the disclosing party prior to this Agreement, or contemporaneously with this Agreement but not arising from the performance of Work under this Agreement and whether or not embodied in Deliverables under this Agreement.

8.1.3 "Foreground Intellectual Property" means all intellectual property including, but not limited to, patents, unpatented inventions, copyrights, trademarks, mask works, trade secrets, know-how and all other forms of intellectual property generated, conceived, produced or first reduced to practice, or to a tangible medium of expression, or made during the performance of Work under this Agreement and all intellectual property embodied in Deliverables under this Agreement.

8.2 Subject to this Subsection 8.2 and Subsection 8.3, the Parties agree to protect Proprietary Information as follows:

8.2.1 The receiving party shall use the Proprietary Information disclosed hereunder only for the purpose of performing the Work under this Agreement and, during the Term and for a period of ten (10) years following expiration or termination of the Agreement, the receiving party shall take reasonable efforts to preserve in confidence such Proprietary Information and prevent disclosure thereof to third parties and shall use the same standard of care to protect the disclosing party's Proprietary Information as the receiving party uses to protect its own information of like kind but, in any event, shall employ at least reasonable care.  Disclosures of such Proprietary Information shall be restricted to those individuals of the receiving party who are directly participating in the efforts relating to this Agreement or the individual SOWs, as applicable, who have a need to know such information and who have been made aware of and consent in writing to abide by the restrictions contained in this Agreement which concern the use of such information.

8.2.2 The Parties agree that in order to identify Proprietary Information for protection under this Agreement where such Proprietary Information is not otherwise reasonably understood to be proprietary to a Party, the disclosing party shall clearly and conspicuously mark written or documentary, recorded, machine readable and other information in a tangible form using an appropriate legend.  Proprietary Information stored in electronic form on disk, tape, or other storage media shall be considered to be adequately marked if a legend indicating the information is proprietary displays when the information originally runs on a computer system and when the information is printed from its data file.  The disclosing party shall identify proprietary information originally disclosed in some other form (e.g., orally or visually) by (a) identifying the information as proprietary at the time of original disclosure, (b) summarizing the Proprietary Information in writing sufficiently specific to enable the receiving party to identify the information considered proprietary by the disclosing party, (c) marking the written summary clearly and conspicuously with an appropriate proprietary legend, and (d) delivering the written summary to the receiving party within sixty (60) days following the original disclosure.  All information disclosed through access to the non-public areas of GDMS-C's premises, and through access to GDMS-C's computer networks are considered Proprietary Information, whether or not marked, unless specifically notified in writing to the contrary.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

8.2.3 The terms and conditions of this Agreement and any purchase order issued hereunder will be regarded as Proprietary Information and subject to the provisions of this Section 8. Either the Seller or GDMS-C may disclose such terms and conditions to its legal and financial advisors or to any federal or provincial government department or agency in Canada or to any other applicable government body.  In addition, the Parties may disclose the terms and conditions of this Agreement to its parent company or to any affiliated or subsidiary company or to any past, present or prospective customers of the Parties.

8.3 The disclosing party warrants that it shall not provide any Proprietary Information to the receiving party for which the disclosing Party does not own or control the intellectual property rights, or under which disclosing party does not have a right to grant to receiving party a license to such intellectual property rights, and agrees to defend, indemnify and hold the receiving party, and in the case of GDMS-C, its parent, General Dynamics Corporation, GDMS-C's affiliates, subsidiaries, and their respective customers, directors, officers, employees and agents harmless from and against any cost, expenses or other liability arising from any claim or cause of action brought against receiving party and resulting from the disclosing party's breach of this warranty.  The foregoing shall constitute the sole and exclusive remedy of the receiving party for a breach of the foregoing warranty by the disclosing party.

8.4 Ownership of Intellectual Property / Title to Inventions and Work

8.4.1 Seller shall assign and transfer, and does hereby irrevocably assign and transfer to GDMS-C the entire right, title and interest, worldwide, in, to and under all Foreground Intellectual Property including but not limited to all copyrights, inventions, and patents, including copyright renewal rights, and such Foreground Intellectual Property shall, from the time of creation, be and shall remain the sole and exclusive property of GDMS-C and its nominees throughout the world, whether or not patented or copyrighted, and without regard to any expiration or termination of this Agreement or a Statement of Work.  Seller shall waive and does hereby waive, and shall cause its personnel to so waive, all moral rights in the Services and Deliverables including but not limited to all copyrights, inventions, and patents, including copyright renewal rights, and relinquish and transfer and set over to GDMS-C any and all interest in such work.  The Seller agrees to exercise reasonable care to avoid making any Foreground Intellectual Property assigned to GDMS-C available to any third party.  The Seller is liable to GDMS-C for all damages, including reasonable attorneys' fees, in the event any Foreground Intellectual Property is made available to third parties by the Seller in any manner not authorized by GDMS-C.

8.4.2 Reporting. Seller shall communicate in writing to GDMS-C promptly and describe fully all Foreground Intellectual Property whether made solely by Seller or jointly with others.  On the first business day of every calendar quarter after execution of this Agreement, Seller shall submit a written report to GDMS-C reporting the Foreground Intellectual Property conceived, reduced to practice or to a tangible medium of expression, or made by Seller during the previous quarter and any previously unreported items.  The written report shall contain a description of the Foreground Intellectual Property and those responsible its creation. GDMS-C shall have the right to audit annually the Seller to determine whether the Seller has disclosed to GDMS-C all of the Foreground Intellectual Property in accordance with this Subsection 8.4.2.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

8.4.3 Further Assurances. Seller and the Contractors, at GDMS-C's request and expense, shall assist GDMS-C and its nominees in every reasonable way during and subsequent to the Term to obtain for GDMS-C or its nominees' benefit, patents, copyrights, or other forms of legal protection on such Foreground Intellectual Property throughout the world including without limitation to execute all applications, assignments and other documents required to give effect to the provisions of this Subsection 8.4.3 and the applicable Contractor certifications, and to enforce the rights of GDMS-C to all Deliverables, Work and intellectual property.

8.4.4 Subject to the limitations of GDMS-C's use of Seller's Background Intellectual Property as stated in Subsection 8.4.5 below, all data, designs, drawings, tracings, plans, layouts, programs, flow charts, specifications, software, documentation, work product and any and all other memoranda, including but not limited to any and all written information which may be or has been furnished to Seller or which may be produced, prepared, or designed by Seller in connection with the Work hereunder, shall be, become, and remain the exclusive property of GDMS-C, and shall be available to GDMS-C at all times.  Such materials shall be subject to the provision of Subsection 8.2 or such other non-disclosure terms executed by the Parties hereto.  Upon the termination or completion of the Work performed under a Statement of Work, any and all material referred to in this Subsection 8.4.4, together with all copies and reprints in Seller's possession, custody, or control, shall be promptly transferred and delivered to GDMS-C and Seller shall thereafter make no further use, either directly or indirectly, of such material.

8.4.5 License to Seller's Background Intellectual Property. Seller grants and agrees to grant to GDMS-C a perpetual, non-exclusive, irrevocable, transferable, royalty-free, fully paid-up, worldwide license, to all of Seller's Background Intellectual Property necessary to use and freely exploit Foreground Intellectual Property without restriction, including but not limited to rights to Seller's patents, copyrights and know-how, for GDMS-C to make, have made, use, copy, have copied, reproduce, have reproduced, translate, have translated, modify, compile, configure, create derivative works of, distribute, sell, lease, sublicense or otherwise market and dispose of products and services and to practice processes or methods related thereto.  If Seller's Background Intellectual Property includes computer software, Seller grants and agrees to grant to GDMS-C the right to sublicense Seller's computer software to its sub-licensees under the same rights as granted to GDMS-C when the Seller's software is necessary to be used in conjunction with the Foreground Intellectual Property conceived during the performance of the Work under this Agreement.

8.4.6 License to GDMS-C's Background Intellectual Property. GDMS-C hereby grants and agrees to grant to Seller, including Seller's Contractors, a limited, non-exclusive, royalty-free, non-transferable, indivisible, personal license, in Canada, for the Term of the Agreement to use, modify, prepare derivative works based on, and copy GDMS-C Background Intellectual Property provided by GDMS-C to Seller, including Seller's Contractors, pursuant to and strictly limited to the purpose of, the applicable SOW.  Such license shall be limited to and solely for the purposes of Seller, including Seller's Contractors, fulfilling their respective obligations during the Period of Performance under the applicable SOW and this Agreement.  Except as otherwise specifically provided in the applicable SOW, nothing in this Agreement shall grant to Seller or Seller's Contractors any rights or license to use any GDMS-C intellectual property and/or Proprietary Information (including without limitation any GDMS-C Proprietary Information developed pursuant to this Agreement) for any purpose other than performance of the Work and completion of Deliverables under this Agreement including the applicable SOW.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

9. Intellectual Property Indemnity

9.1 Third Party Licenses. Seller agrees not to knowingly incorporate in the Deliverables Seller or third party intellectual property, excluding commercial computer software acquired with GDMS-C's written consent and subject to the third party licensor's standard commercial license, which shall be delivered to GDMS-C forthwith.

9.2 IP Indemnity. Seller shall indemnify, defend and hold harmless GDMS-C, its parent, General Dynamics Corporation, GDMS-C's affiliates, subsidiaries, and their respective customers, directors, officers, employees, and agents from all claims, suits, actions, awards, liabilities, damages, costs, expenses and attorneys' fees: (i) related to the actual or alleged infringement of any Canadian, American or foreign intellectual property right; and (ii) arising out of the Work performed by Seller or the Deliverables.  GDMS-C and/or its customer shall notify Seller of any such claim, suit or action; and Seller shall, at its own expense, fully defend such claim, suit or action on behalf of indemnities.

9.3 Limitation of Liability for IP Infringement. Seller's liability under this Section with regard to any infringement shall be limited solely to the extent that the infringement claim arises from: (i) Seller's compliance with formal specifications issued by GDMS-C where infringement could not be avoided in complying with such specifications; or (ii) GDMS-C's use or sale of Work or Deliverables in combination with other non-Seller services or products that would not reasonably be expected to be used in such combination, and which are used without Seller's approval or direction or otherwise approved in the SOW and where the infringement claim would have been avoided but for such combination.

9.4 For purposes of this Section 9, the term GDMS-C shall include the General Dynamics Corporation, all of its subsidiaries, all officers, directors, agents, and employees of GDMS-C.

10. Records and Audit

10.1 Seller agrees to maintain accurate records in support of effort spent in the performance of Work hereunder and retain such records for seven (7) years after this Agreement is terminated. GDMS-C reserves the right to itself or through an independent third party auditor to audit at reasonable times and upon reasonable notice any of Seller's records involving transactions or obligations related to this Agreement.  Seller's reasonable expenses arising from such audit or examination shall be borne by GDMS-C.

11. Independent Contractor

11.1 Seller shall have complete control over the performance of, and the details for accomplishing, the Work.  It is the intention of GDMS-C and Seller that for all purposes Seller is and shall be an independent contractor and the sole employer and/or principal of any and all Contractors assigned by Seller to provide Work. Under this Agreement, Seller is obligated to perform all requirements of an employer under federal, provincial, and local laws and ordinances (or foreign law, if applicable).  Such compliance shall include, but not be limited to, laws regarding, as applicable, the payment or remittance, as applicable, of minimum wages, employment equity, pension plan contributions, employment insurance premiums, federal and provincial income taxes, and workers' compensation premiums and health premiums.  Under no circumstances shall Seller or its Contractors be construed to be employees, representatives, or agents of GDMS-C for any purpose, including but not limited to taxation and worker's compensation laws.  Seller's Contractors, employees and agents shall not be entitled to participate in the profit sharing, benefits, pension, or other plans established for the benefit of GDMS-C's employees.

11.2 Relationship. Under the terms of this Agreement GDMS-C and Seller are independent contractors, and nothing contained herein shall be construed to create or imply that there exists between the Parties any partnership, joint venture, or other combined business organization.  The respective obligations and rights of Seller and GDMS-C are limited to the terms of this Agreement, and both Parties hereby specifically acknowledge that they do not have authority to incur any obligations or responsibilities on behalf of the other Party.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

11.3 Compliance with Code of Conduct. Notwithstanding Seller's status as an independent contractor, Seller agrees that Seller understands, and Seller agrees to ensure Seller's Contractors understand, the GDMS-C Contractor's Code of Conduct as outlined in Schedule C, which illustrates GDMS-C's expectations, ethics and conduct of Seller and Seller's Contractors during the performance of Work under this Agreement.  Seller agrees that it shall abide by, and Seller agrees that it shall ensure that Seller's Contractors abide by, the principles contained in such code, a copy of which is attached hereto as Schedule C. Seller agrees to furnish written certification to GDMS-C before commencement of Work and at any time thereafter before substituting or adding new personnel to work on GDMS-C's premises, that Seller has reviewed with Seller's Contractors the GDMS-C Contractor's Code of Conduct.

11.4 Seller further agrees that Seller understands the certification required under the terms of Schedule D which include the Government of Canada Integrity Provisions. Seller agrees to furnish the written certification (Schedule D) to GDMS-C at the time of executing this Agreement and at any time thereafter at the request of GDMS-C.

12. Security and Access to GDMS-C's Facilities While Visiting or Working at GDMS-C's Facilities

12.1 Facility Access. Seller and Seller's Contractors shall be granted access to GDMS-C facilities, only as indicated in the applicable SOW and only during GDMS-C's normally scheduled business hours or as otherwise specifically agreed in writing between the Parties, all of which shall be in accordance with the Security Terms and Conditions attached at Schedule E.

13. Termination

13.1 Termination for Convenience

13.1.1 GDMS-C may terminate for any reason all or any part of this Agreement and/or a SOW by written notice to the Seller. In the event of termination of the Agreement, Seller shall immediately cease performance of all Work terminated hereunder and cause any and all of Seller's Contractors to cease work.  In the event of termination of a Statement of Work, Seller shall immediately cease all Work under the applicable SOW and cause Seller's Contractors performing such Work to cease work.

13.1.2 GDMS-C shall have no liability for any such termination except for liability for Work rendered or expenses incurred prior to the effective date of such termination for which payment has not been made.  The Seller shall not be paid for any Work performed or costs incurred that reasonably could have been avoided.  Failure to agree shall be deemed a dispute and shall be settled in accordance with the provisions of Section 17 (Dispute Resolution).  Seller must submit all claims within sixty (60) days after the effective date of termination.  In no event shall GDMS-C be obligated to pay Seller: (i) in the case of termination of the Agreement, any amount in excess of the Agreement Price; and (ii) in the case of termination of a Statement of Work, any amount in excess of the Price for the applicable Work.  Seller shall continue to perform Work not terminated.

13.2 Termination for Default

13.2.1 GDMS-C may terminate this Agreement immediately if Seller and/or Seller's Contractor(s) breach the provisions of Section 8 (Proprietary Information and Intellectual Property Ownership) and/or if Seller or Seller's Contractor fails to comply with the Government of Canada's Integrity Provisions as contained in Schedule D.  In addition, GDMS-C may terminate all or any part of this Agreement and/or a SOW by written notice to Seller if: (i) Seller fails to perform the Work within the time specified by this Agreement including a SOW or any written extension authorized by GDMS-C; (ii) Seller fails to perform any other provision of this Agreement or a Statement of Work, or fails to make progress, so as to endanger performance of this Agreement and/or a Statement of Work, and, in either of these two circumstances, does not cure the failure within ten (10) days after receipt of notice from GDMS-C specifying the failure; or (iii) in the event Seller declares bankruptcy, suspension of its business operation, or initiates any reorganization and/or arrangement for the benefit of its creditors.  Seller shall continue to perform the Work not terminated.  If GDMS-C terminates all or any part of this Agreement and/or a SOW for default, GDMS-C may acquire, under terms and conditions and in a manner GDMS-C considers appropriate, Work similar to those terminated and the Seller shall be liable to GDMS-C for any reasonable excess costs for that Work (the "Reprocurement").  If the Agreement and/or a SOW is terminated for default, GDMS-C may require the Seller to transfer title and deliver to GDMS-C any completed Services and Deliverables or partially completed Services and Deliverables and materials, part, tool, dies, jigs, fixtures, plans, drawings, information and Agreement rights that the Seller has specifically produced or acquired for this Agreement.  Seller shall protect and preserve property in its possession in which GDMS-C has an interest.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

13.2.2 GDMS-C shall pay for completed Services and Deliverables delivered and accepted in accordance with the Prices set forth in the applicable SOW and in accordance with the terms of this Agreement.  GDMS-C and Seller shall agree on the amount of payment for in process Services and Deliverables or materials, title to which has been transferred and delivered to GDMS-C.  Failure to agree shall be a dispute and shall be settled in accordance with Section 17 (Dispute and Resolution).  Seller must submit all claims within sixty (60) days after the effective date of termination.  In no event shall GDMS-C be obligated to pay Seller: (i) in the case of termination of the Agreement, any amount in excess of the Agreement Price; and (ii) in the case of termination of a Statement of Work, any amount in excess of the Price for the applicable Work.  The rights and remedies provided by GDMS-C in this Section 13 are in addition to any other right or remedies provided by law or in equity.

13.2.3 Upon termination of this Agreement and/or a Statement of Work, Seller shall promptly return to GDMS-C all copies of any GDMS-C Proprietary Information, data, records or materials, of whatever nature, and all work in progress.

13.2.4 The rights and obligations to protect Proprietary Information disclosed prior to expiration or termination in accordance with the time period set forth in Subsection 8.2.1 of this Agreement shall not be affected by the expiration or termination of this Agreement or a Statement of Work.  Upon expiration or termination of this Agreement and/or a Statement of Work, but subject to the use required for Reprocurement, each Party shall cease all use of Proprietary Information received under the Agreement or the Statement of Work, as applicable.

13.2.5 Within thirty (30) calendar days following termination or expiration of this Agreement and/or the Statement of Work, Seller shall submit to GDMS-C an itemized invoice of any fees or expenses theretofore incurred under this Agreement or the Statement of Work, as applicable.  GDMS-C upon payment of accrued amounts so invoiced and accepted shall thereafter have no further liability or obligation to Seller for any further fees, expenses or other payments under this Agreement or the Statement of Work, as applicable.

14. Assignment, Delegation and Subcontracting, No Liens

14.1 Seller may not assign, subcontract or delegate its obligations, rights or duties under this Agreement or under a Statement of Work, in whole or in part, without the prior written consent of GDMS-C.  Any such assignment or delegation without such consent shall be void.

14.2 Notwithstanding Subsection 14.1, GDMS-C may assign this Agreement and/or a Statement of Work, in whole or in part, to its parent or any of its subsidiaries or affiliates without the consent of Seller.  In such event, GDMS-C shall notify Seller in writing of such assignment.

14.3 Seller may assign its right to monies due or to become due provided that Seller gives GDMS-C written evidence of said assignment.  No assignment, delegation or subcontracting by Seller, with or without GDMS-C's consent, shall relieve Seller of any of its obligations under this Agreement or a SOW or prejudice any of GDMS-C's rights against Seller whether arising before or after the date of any assignment.  This Section does not limit Seller's ability to purchase standard commercial supplies or raw materials.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

14.4 To the fullest extent permitted by law, Seller shall not file any mechanic's or materialmen's lien against GDMS-C's property and shall keep the property free and clear of all liens, claims, and encumbrances arising from Seller's or Seller's Contractors' performance of Work under this Agreement.  In the event that any mechanic's or materialmen's lien is filed against GDMS-C's property by Seller or Seller's Contractors, GDMS-C shall notify Seller of such filing, and if a waiver or release of the lien is not provided to GDMS-C within seventy-two (72) hours of such notice, GDMS-C shall be entitled to pay the amount claimed by the filer of the lien directly to such person or firm, and to deduct any such sum from compensation then due or due in the future to Seller.  Seller agrees to indemnify, defend and hold GDMS-C harmless from and against any cost, expenses or other liability arising from any claim or cause of action in connection with such lien.

15. Non-Exclusivity/Conflict of Interest

15.1 Each Party reserves the right to contract with other firms or individuals during the Term of this Agreement to provide or procure services similar to those being performed by Seller hereunder.

15.2 Notwithstanding Subsection 15.1, Seller specifically agrees that during the applicable Period of Performance it shall not provide the same or similar work product(s) or service(s) as those described in the applicable SOW under this Agreement to a competitor of GDMS-C without prior written notice to and the consent of GDMS-C which shall not be unreasonably withheld.  Seller shall provide prior notice to GDMS-C, if during the Term hereof, Seller shall be performing the same or similar services for any other company.  Based upon that information, GDMS-C shall inform Seller whether the other recipient of Seller's services is a competitor of GDMS-C.  Except for the above, Seller shall be free to accept all other service opportunities during the Term of this Agreement.

15.3 Seller agrees that at the time of execution of this Agreement, Seller has disclosed to GDMS-C in writing the existence, if any, of conflicting roles.  Seller further agrees that it has a continuing obligation during the applicable Period of Performance of any SOW to disclose immediately in writing to GDMS-C the existence of conflicting roles.

16. Insurance and Indemnification

16.1 Minimum Insurance Requirements.

16.1.1 Unless higher amounts or additional coverage are stated elsewhere in this Agreement, during the Term of this Agreement and for as long as Seller has obligations which survive expiration or termination of this Agreement, Seller shall maintain the following types of insurance coverage in the minimum amounts stated:

Type of Insurance	Minimum Coverage
Workers' Compensation Insurance in accordance with such laws as may be applicable to the Work to be performed in the province or state, as applicable, where such Work are to be performed. Seller must show evidence of Workers' Compensation coverage for the provinces and state(s), as applicable, in which the Work are to be performed. Seller's Workers' Compensation insurer must waive its right of subrogation against General Dynamics Corporation.	Statutory Limits

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

Employer's Liability	$1,000,000 per Occurrence
Comprehensive General Liability	$1,000,000 for Bodily Injury and Property Damage - Combined Single Limit per Occurrence.
Comprehensive Automobile Liability - If motor vehicles are used during performance of this Agreement	$1,000,000 for Bodily Injury and Property Damage - Combined Single Limit per Occurrence.
Professional Liability (if applicable)	$1,000,000 - Each Claim

16.2 Additional Requirements

16.2.1 Promptly following execution of this Agreement and in any event prior to the commencement of Work under the initial SOW executed hereunder, Seller shall provide GDMS-C with a certificate or adequate proof of the foregoing insurance, including if specifically requested by GDMS-C, endorsements and policies, from a carrier reasonably acceptable to GDMS-C (Minimum A.M. Best rating of A- or better).

16.2.2 Upon request of GDMS-C, Seller shall add "General Dynamics Land Systems - Canada Corporation doing business as General Dynamics Mission Systems - Canada" as additional insured under all other specified insurance to the extent of the liabilities assumed by the Seller under this Agreement.  In addition, the Seller's insurance must be designated as primary.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

16.2.3 Seller shall provide GDMS-C with at least thirty (30) days advance written notice of the expiration, cancellation, or termination of any insurance policy providing any of the above coverage or of any reduction in Seller's coverage below the minimum requirements set forth herein, or any material change in the terms and conditions of Seller's coverage.

16.2.4 GDMS-C may, in its discretion, accept Seller's self-insurance program in lieu of coverage required under this Section 16.

16.2.5 Seller agrees that Seller, Seller's insurer(s) and anyone claiming by, through, under or in Seller's behalf shall have no claim, right of action or right of subrogation against General Dynamic Corporation.

16.2.6 GDMS-C reserves the right to require other reasonable forms of insurance and/or faithful performance guarantee bonds by giving Seller written notice of said additional requirements.

16.2.7 The procurement and maintenance of insurance specified in this Subsection 16.2.7 shall not limit or affect any liability which the Seller might have by virtue of this Agreement or otherwise.

16.3 Indemnification

16.3.1 Seller agrees to indemnify and hold harmless GDMS-C, its parent, General Dynamics Corporation, GDMS-C's affiliates, subsidiaries, and their respective customers, directors, officers, employees and agents from and against all actions, causes of action, liabilities, claims, suits, judgments, liens, awards and damages of any kind and nature whatsoever for (a) property damage, (b) bodily injury, (c) death (including without limitation injury to or death of employees and Contractors of Seller or any of its suppliers thereof), (d) expenses, (e) costs of litigation, or (f) legal counsel fees which arise out of, or are in any way related to Seller's or Seller's Contractors' 1) breach of obligations or responsibilities arising from this Agreement, any SOW, or purchase order issued hereunder, or 2) failure to comply with all applicable local, provincial, state and Federal Laws and regulations in the performance of this Agreement or a SOW.  Seller's obligation hereunder is not limited to insurance available to or provided by Seller, Seller's Contractors or any of Seller's suppliers.  Seller expressly waives any immunity under industrial insurance, whether arising out of statue or source, to the extent of the indemnity set forth in this Subsection 16.3.1.

16.4 Gratuities

16.4.1 Seller warrants that neither Seller nor any of Seller's Contractors, employees, agents or representatives have offered or given, or shall offer or give, any gratuities to GDMS-C's employees, agents or representatives for the purpose of securing this Agreement or a SOW or securing favourable treatment under this Agreement or under a Statement of Work.

16.5 Protection of Property

16.5.1 At all times Seller shall use, and Seller shall ensure that any of Seller's Contractors shall use, suitable precautions to prevent damage to GDMS-C's property.  If any such property is damaged by the fault or negligence of Seller or any Seller Contractor thereof, Seller shall, at no cost to GDMS-C, promptly and equitably reimburse GDMS-C for such damage or repair or otherwise make good such property to GDMS-C's satisfaction.  If Seller fails to do so, GDMS-C may perform the repairs and recover from Seller the cost thereof.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

16.6 Cooperation

16.6.1 GDMS-C agrees to comply with all reasonable requests of Seller and provide access to all documents reasonably necessary for Seller to perform its duties under this Agreement or any Statement of Work.  Seller shall comply with all reasonable requests of GDMS-C in order for GDMS-C to properly assess Seller's performance hereunder.

17. Dispute Resolution

17.1 Subject to the provisions of Subsection 17.2, in the event of any dispute, claim, question, or disagreement arising from or relating to this Agreement, Statement of Work, or the breach thereof, the Parties hereto shall use reasonable efforts to attempt to settle the dispute, claim, question, or disagreement including through escalation to the Parties' senior management. To this effect, the Parties shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both Parties.  If the Parties do not reach such solution (or agree in writing to mediate the dispute) within a period of thirty (30) days from such dispute, claim, question, or disagreement arising, then, upon notice by either Party to the other, and prior to taking any other legal actions, all disputes, claims, questions, or disagreements shall be finally settled by arbitration pursuant to the Arbitrations Act of Ontario before a single arbitrator, selected by the Parties or appointed, and the arbitration shall be held in Ottawa, Ontario.  The language of the proceedings shall be English. Each Party shall submit a brief not to exceed ten (10) pages and the arbitration shall not exceed two (2) consecutive business days in duration.  The arbitrator's decision shall follow the plain and natural meaning of the relevant documents, and shall be final and binding.  The arbitrator shall issue a written decision setting forth in reasonable detail the basis for that decision.  The arbitral award may be entered in any court having jurisdiction. All aspects of the arbitration will be confidential.

17.2 Disputes, claims, questions, or disagreement that are based on intellectual property rights (including, but not limited to patent validity and infringement, trademark or copyright infringement, and misuse or disclosure of trade secrets) shall be submitted to a court of competent jurisdiction and are not subject to the arbitration procedures mandated by this clause.  The prevailing party in any action or proceeding that arises out of this Subsection 20.2 shall be entitled to recover reasonable attorney's fees, costs, and litigation expenses from the non-prevailing Party.  The "prevailing party" shall be determined by the court before which the action was brought based upon an assessment of which Party's major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other Party's major arguments or positions on major disputed issues in the court's decision.

17.3 The arbitrator shall have no authority to award damages inconsistent with this Agreement or punitive or other damages not measured by the prevailing Party's actual damages, except as may be required by statute, and the Parties expressly waive their right to obtain such punitive damages in arbitration or in any other forum.

17.4 The arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees. "Costs and fees" mean all reasonable pre-award expenses of the arbitration, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys' fees.

17.5 The procedures set forth in this Section 17 shall be the sole and exclusive procedures for the resolution of disputes between the Parties arising out of or relating to this Agreement or a Statement of Work; provided, however, that a Party may seek a preliminary injunction or other provisional judicial relief if, in its sole judgment, such action is necessary.  Despite such action, the Parties shall continue to participate in good faith in the procedures specified in this Section 17.  All applicable statutes of limitations and defences based upon the passage of time shall be tolled while the procedures (including optional mediation) specified in this Section 17 are pending.  The Parties shall take necessary action that is required to effectuate such tolling.  Each Party is required to continue to perform its obligations under this Agreement pending resolution of any dispute arising out of the Agreement unless to do so would be impossible under the circumstances.  The requirements of this Section 17 shall not be deemed to constitute a waiver of any right of termination under this Agreement.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

17.6 Should GDMS-C, without fault on GDMS-C's part, be made a party to any litigation instituted by Seller or by any third party against Seller, or any such other person or otherwise arising out of or resulting from any act, omission or transaction of Seller, Seller covenants to save and hold GDMS-C harmless from any judgment rendered against GDMS-C and all costs and expenses, including reasonable attorneys' fees, incurred by GDMS-C in or in connection with such litigation.

18. Export Regulations

18.1 Seller shall not export, directly or indirectly, any hardware, software, technology, information or technical data disclosed under this Agreement to any individual or country for which the Government of Canada requires an export license or other government approval, without first obtaining such license or approval from the GDMS-C Office of Export Compliance ("OEC").

19. Compliance with Applicable Laws

19.1 Seller agrees and warrants that Seller's performance of all Work hereunder shall comply with all applicable laws, orders, rules, regulations, ordinances, permits and licenses that governs or applies to the Work.  Seller shall procure all licenses/permits, pay all fees, and other required charges and shall comply with all applicable guidelines and directives of any local, state, and/or federal governmental authority.

19.2 Indemnification. Seller agrees to indemnify and hold GDMS-C, its parent, General Dynamics Corporation, GDMS-C's affiliates, subsidiaries, and their respective customers, directors, officers, employees and agents harmless from and against any and all loss, cost (including attorney's fees and allocable costs of in-house counsel and expenses), liability, or damage (including without limitation punitive or special damages) by reason of Seller's failure to comply with this Section 19.

20. Limitation of Liability

20.1 The Parties' rights, liabilities, responsibilities and remedies with respect to the Work hereunder shall be exclusively those expressly set forth in this Agreement.  IN NO EVENT SHALL GDMS-C, ITS PARENT, AFFILIATES, SUBSIDIAIRIES, OR THEIR RESPECTIVE EMPLOYEES, AGENTS OR REPRESENTATIVES BE LIABLE BY REASON OF GDMS-C'S BREACH OR TERMINATION OF THIS AGREEMENT OR A SOW OR BY REASON OF ANY ACTS OR OMISSIONS IN CONNECTION WITH THIS AGREEMENT OR  A SOW FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, HOWEVER CAUSED, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, LOSS OF DATA, WORK INTERRUPTION, INCREASED COST OF WORK, OR ANY CLAIMS OR DEMANDS AGAINST SELLER BY ANY OTHER ENTITY, WHETHER SUCH REMEDY IS SOUGHT IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.  IN NO EVENT SHALL GDMS-C'S TOTAL LIABILITY UNDER THE AGREEMENT FOR DIRECT DAMAGES IN ANY CIRCUMSTANCE SET FORTH IN THIS CLAUSE EXCEED THE PRICE PAYABLE FOR THE WORK TO BE PERFORMED BY SELLER UNDER THIS AGREEMENT.  IN NO EVENT SHALL GDMS-C'S LIABILITY UNDER EACH SOW FOR DIRECT DAMAGES IN ANY CIRCUMSTANCES SET FORTH IN THIS CLAUSE EXCEED THE PRICE PAYABLE FOR THE WORK TO BE PERFORMED BY SELLER UNDER THE APPLICABLE STATEMENT OF WORK.  THIS AGREEMENT SHALL NOT CREATE FOR NOR GIVE TO ANY THIRD PARTY ANY CLAIM OR RIGHT OF ACTION AGAINST GDMS-C WHICH WOULD NOT ARISE WITHOUT THIS AGREEMENT.

21. Suspension of Work

21.1 GDMS-C's Contracting Authority, as identified under Section 27 (Notices), may, by written order only, suspend part or all of the Work to be performed under this Agreement and/or a SOW for a period not to exceed ninety (90) calendar days unless the Parties mutually agree to an extension.  Within this ninety (90) day period of Work suspension, GDMS-C shall (i) cancel the suspension of Work order; (ii) terminate this Agreement and/or a SOW in accordance with Subsection 13.1 (Termination for Convenience) of this Agreement; (iii) terminate this Agreement and/or a SOW in accordance with Subsection 13.2 (Termination for Default) of this Agreement; or (iv) extend the stop Work period.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

21.2 If GDMS-C cancels the suspension of Work order by written notification, Seller shall resume Work 14 calendar days from written notification.  GDMS-C and Seller shall negotiate an equitable adjustment in the applicable Price or schedule or both if (i) the suspension results in a change in Seller's cost of performance of Work or ability to meet the Agreement and/or SOW delivery schedule; and (ii) Seller submits a claim for adjustment within twenty (20) days after the applicable suspension is cancelled.

21.3 If this Agreement or a SOW is terminated, then either Subsection 13.1 (Termination for Convenience) or Subsection 13.2 (Termination for Default) of this Agreement, whichever is applicable, shall be followed.

22. Anti-Bribery

22.1 The Parties shall comply with the Canadian Corruption of Foreign Officials Act, the UK Bribery Act, 2010 and the U.S. Foreign Corrupt Practices Act ("FCPA"), as well as the rules and regulations issued thereunder, as amended and as may be further amended and supplemented from time to time ("Anti-Bribery Laws").

22.2 Each Party recognizes and acknowledges that in every aspect of its business, including all services rendered on its behalf by any Associated Person, as defined by the FCPA as amended from time to time, it is obliged to comply with the Anti-Bribery Laws.

22.3 Each Party represents to the other Party that it has not and will not, and none of its current or former directors, officers or employees has or will (and, as far as it is aware, none of its other current or former Associated Persons has or will):

22.3.1 make, authorize, offer, promise or give any financial or other advantage (including any payment, loan, gift or transfer of anything of value), directly or indirectly, to or for the use or benefit of any Government Official (as defined by the FCPA) (or to another person at the request or with the assent or acquiescence of such Government Official), or any other natural or legal person, in order to assist it or any of its subsidiaries in improperly obtaining or retaining business for or with any person, in improperly directing business to any person, or in securing any improper advantage; or

22.3.2 engage in any other conduct which would violate any applicable Anti-Bribery Laws.

22.4 Each Party undertakes to the other that for as long as it is a Party to this Agreement it will not, and to the extent it is legally able, will certify that none of its Associated Persons will not engage in any of the conduct described in herein.

22.5 Notwithstanding any other provision of this Agreement, neither Party shall be obliged to take any action or omit to take any action under this Agreement that it believes, in good faith, would cause it to be in violation of any Anti-Bribery Laws.

22.6 Each Party represents to the other Party that none of its directors, officers or employees are Government Officials or Associated Persons. Each Party agrees that if any of its directors, officers or employees becomes a Government Official or Associated Person, it will promptly notify the other Party in writing.  On receipt of written Notice, the Parties will consult together to address concerns under Anti-Bribery Laws and determine whether those concerns can be satisfactorily resolved.

22.7 Each Party represents and undertakes to the other Party that it has in place, and for as long as it is a Party to this Agreement will maintain adequate policies, systems, controls and procedures: (a) designed to prevent it and their respective Associated Persons from violating Anti-Bribery Laws; and (b) for reporting a violation or suspected violation of Anti-Bribery Laws and/or generally accepted standards of business ethics and conduct directly to its Board of Directors, and for ensuring that all such reports are fully investigated by the Board of Directors (or one or more persons designated by the Board of Directors) and acted upon appropriately.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

22.8 The Parties agree that they will keep accurate and complete expense, correspondence, and other records of the business.

22.9 The Parties agree that, to address any concerns regarding Anti-Bribery Laws as they relate to this Agreement, they will make financial records available to external auditors at reasonable times and upon reasonable notice.

22.10 Each Party agrees that, without the prior written consent of the other Party, it will not assign its rights to any third party until appropriate steps have been taken to ensure compliance with Anti-Bribery Laws.

22.11 Each Party agrees to indemnify the other Party against all direct or indirect losses, liabilities, costs (including legal costs), charges, expenses, actions, proceedings, claims and demands which the other Party may suffer through or arising from any breach by it of its obligations herein.

23. Offset Credits

23.1 This Agreement is placed with the Seller under the auspices of GDMS-C's Offset Program for Canada.  All Offset credit value from this Agreement is creditable solely to GDMS-C for its use on any Offset program of its choice. Seller agrees to assist GDMS-C in securing Offset credit from in an amount reflecting the value of this Agreement.

24. Security Requirements

24.1 Reserved.

25. Counterfeit Parts ("CP") and Counterfeit Parts Prevention

25.1 The Seller shall validate the authenticity of all components prior to delivery to GDMS-C or the end customer. The Seller must provide a certificate of conformity, certifying that all components are authentic and meet all requirements of the SOW and that the Work provided under this SOW contain no Counterfeit Electronic Parts ("CEP"). The Seller shall furnish, upon request from the GDMS-C Contracting Authority, all known pedigree information for each lot date code of components delivered.  Such documentation shall include, to the greatest extent possible, the name and location of all supply chain intermediaries.  The Seller shall immediately notify GDMS-C with the pertinent facts if the Seller becomes aware that it has delivered CEP or Suspect Counterfeit Electronic Parts ("SCEP"). If CEP or SCEP are furnished under a SOW or are found in any of the Work delivered hereunder, such parts and associated hardware will be impounded by GDMS-C. The Seller shall promptly replace the CEP or SCEP with parts acceptable to GDMS-C.  The Seller shall be liable for and shall promptly reimburse GDMS-C for the full cost of the CEP or SCEP and the Seller assumes responsibility and liability for all costs associated with the delivery of the CEP or SCEP including, without limitation, costs associated with identification, testing, and any corrective action required to remove and replace the CEP or SCEP. The remedies in this Section shall apply regardless of whether the warranty period or guarantee period has ended and are in addition to any remedies available to GDMS-C at law or in equity.

25.2 The Seller shall only purchase products to be delivered or incorporated as Work to GDMS-C directly from the Original Component Manufacturer ("OCM")/Original Equipment Manufacturer ("OEM"), or through an OCM/OEM authorized distributor chain. The Seller may use another source only if (i) the foregoing sources are unavailable, (ii) the Seller's inspection and other counterfeit risk mitigation processes will be employed to ensure the authenticity of the Work, and (iii) the Seller obtains the advance written approval of GDMS-C.

25.3 The Seller shall maintain counterfeit risk mitigation processes in accordance with industry recognized standards and with any other specific requirements identified in this Agreement.

25.4 Notwithstanding the above Sections 25.1, 25.2 and 25.3, electronic parts procured through supply chain channels other than direct purchases, including, but not limited to, contract manufacturers and subcontractors, the following language shall apply:

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

25.4.1 Seller represents and warrants that only new and authentic materials are used in products required to be delivered to GDMS-C and that the deliverables contains no CEP. No material, part, or component other than a new and authentic part is to be used unless approved in advance in writing by GDMS-C. To further mitigate the possibility of the inadvertent use of CEP, Seller shall only purchase authentic parts/components directly from the OEM, OCM or through the OEM's/OCM's authorized dealers. Seller represents and warrants to GDMS-C that all parts/components delivered under this Agreement are traceable back to the OEM/OCM. Seller must maintain and make available to GDMS-C, at GDMS-C's request, OEM/OCM documentation that authenticates traceability of the parts/components to the applicable OEM/OCM. Purchase of parts/components from non-franchised sources is not authorized unless first approved in writing by GDMS-C. Seller must present complete and compelling support for its request and include in its request all actions to ensure the parts/components thus procured are legitimate parts. GDMS-C's approval of Seller request(s) does not relieve Seller's responsibility to comply with all Agreement requirements, including the representations and warranties in this paragraph;

25.4.2 Seller shall maintain a documented system (policy, procedure, or other documented approach) that provides for prior notification and GDMS-C approval before parts/components are procured from sources other than OEMs/OCMs or the OEM's/OCM's authorized dealers. Seller shall provide copies of such documentation for its system for GDMS-C's inspection upon GDMS-C's request;

25.4.3 Seller must maintain a counterfeit detection process that complies with SAE standard AS5553, Counterfeit Electronic Parts, Avoidance, Detection, Mitigation, and Disposition;

25.4.4 If it is determined that CEP or SCEP were delivered to GDMS-C by Seller, the CEP or SCEP will not be returned to the Seller. GDMS-C reserves the right to quarantine any and all CEP or SCEP it receives and to notify the Government Industry Data Exchange Program (GIDEP) and other relevant government agencies. Seller shall promptly reimburse GDMS-C for the full cost of the suspect CEP or SCEP;

25.4.5 Seller assumes responsibility and liability for all costs associated with the delivery of CEP or SCEP, including, but not limited to, costs for identification, testing, and any corrective action required to remove and replace the CEP or SCEP. The remedies in this paragraph shall apply regardless of whether the warranty period or guarantee period has ended, and are in addition to any remedies available at law or in equity;

25.4.6 If the procurement of materials under this Agreement is pursuant to, or in support of, a contract, subcontract, or task order for delivery of goods or services to a government, the making of a materially false, fictitious, or fraudulent statement, representation or claim or the falsification or concealment of a material fact in connection with this Agreement may be punishable, as a criminal offence by imprisonment and/or substantial monetary fines. In addition, trafficking in counterfeit goods or services, to include military goods or services, constitutes a criminal offence, punishable by imprisonment and a substantial monetary fine; and

25.4.7 Seller shall flow the requirements of this Section 25 to its Contractors, subcontractors, agents and suppliers at any tier for the performance of this Agreement.

26. Conflict Minerals ("CM")

26.1 The Seller certifies that, regardless of whether the Seller is publicly traded or not, the Seller does not procure Conflict Minerals ("CM") from Covered Countries ("CC"), as those terms are defined by and consistent with the Securities and Exchange Commission's (SEC) final rule on CM, 17 CFR Parts 240 and 249(b), promulgated pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act as amended from time to time (the "Rule").  The Seller also certifies and warrants that all hardware that will be delivered to GDMS-C by the Seller under this Agreement, are Democratic Republic of the Congo ("DRC") Conflict Free, as defined by and consistent with the Rule.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

26.2 The Seller agrees that, if required by the Rule, it will make good faith inquiries reasonably designed to determine whether any CM that is included in any Products delivered to GDMS-C pursuant to a SOW originated in the DRC or an 'Adjoining Country', or is from 'Recycled' or 'Scrap Sources', as defined in the Rule. The Seller further agrees that, if required by the Rule, it has performed, and will continue to perform, due diligence on the source and chain of custody of any CM that is included in any Work delivered to GDMS-C pursuant to a SOW, and that such due diligence conforms to a nationally or internationally recognized due diligence framework, if such a framework is available for the CM. The Seller agrees that all inquiries and diligence performed shall be consistent with the requirements of the Rule.

26.3 The Seller agrees that it shall require its own sub-tier sellers and suppliers (at any tier in the supply chain for Work delivered to GDMS-C or the end customer under a SOW) to furnish information to the Seller necessary to support the Seller's obligations under this Section.

26.4 The Seller will maintain records reviewable by GDMS-C to support its certifications above.

26.5 The Seller acknowledges that GDMS-C may utilize and disclose CM information provided by the Seller in order to satisfy GDMS-C's disclosure obligations under the Rule.

26.6 If GDMS-C determines that any certification made by Seller under this Section 26 is inaccurate or incomplete in any respect, then GDMS-C may terminate this Agreement pursuant Section 13 (Termination).

27. Notices

27.1 Any notices required to be given under this Agreement by either Party to the other shall be deemed to have been duly given or served if in writing and either: (i) personally served; (ii) delivered by pre-paid nationally recognized overnight courier service with evidence of receipt required for delivery; (iii) forwarded by Registered or Certified mail, return receipt requested, postage prepaid; or (iv) e-mailed with evidence of receipt and followed by delivery of a copy of the notice by first class mail; in all such cases addressed to the Parties at the addresses set forth below.  Each such notice shall be deemed to have been given to or served upon the Party to which addressed on the date the same is delivered or delivery is refused.  Either Party hereto may change its address to which said notice shall be delivered or mailed by giving written notice of such change to the other Party hereto, as herein provided.

GDMS-C	Seller
Disclosures and receipts	Disclosures and receipts
Name: Tim Smith	Name: Rick Bowes
Address: 1020 - 68th Avenue N.E.. Calgary, Alberta T2E 8P2, CA	Address: 155 Terence Matthews Cr., Kanata, ON, K2M 2A8
Tel: 403-295-5292	Tel: 613-299-3990
Email: Tim.Smith@gd-ms.ca	Email: bowes@kwesst.com

Notices and authorizations	Notices and authorizations
Name: Kevin McMurray	Name: Steven Archambault
Address: 1941 Robertson Road, Ottawa, Ontario, Canada, K2H 5B7	Address: 155 Terence Matthews Cr, Unit #1, Kanata, ON, K2M 2A8
Tel: 613-229-7317	Tel: 613-319-0537 Ext. 116
Email: Kevin.McMurray@gd-ms.ca	Email: archambault@kwesst.com

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

28. Quality Assurance

28.1 Throughout the performance of this Agreement, the Seller shall perform all Work and deliver all services and goods in accordance with the latest quality standard of AS9100 and ISO 9001 quality standards, unless specified otherwise.

28.2 Throughout the performance of the Agreement, the Seller shall perform all Work and deliver all services and goods in accordance with the latest quality standard of  ISO 9001: - Quality management systems - Requirements, published by the International Organization for Standardization ("ISO"), current edition at date of submission of Seller's bid.  It is not intended that the Seller be registered to ISO 9001; however, the Seller's quality management system shall address all requirements appropriate to the scope of the Work. Only exclusions in accordance with clause 1.2 of ISO 9001 are acceptable.

29. Quality Assurance for Externally-Provided Processes, Products, and Services

29.1 The Seller shall ensure that externally-provided  processes, products, and services do not adversely affect the Seller's ability to consistently deliver conforming products and services  to GDMS-C. The Seller must:

29.1.1 ensure that externally-provided processes remain within the control of its quality management system;

29.1.2 define the controls that it intends to apply to its Contractors, subcontractors, suppliers or agents and those it intends to apply to the resulting output;

29.1.3 determine the verification, or other activities, necessary to ensure that the externally-provided processes, products, and services meet requirements. Verification activities of externally-provided processes, products, and services shall be performed according to the risks identified by the Seller. These shall include inspection or periodic testing, as applicable, when there is high risk of nonconformities including counterfeit parts .

29.1.4 take into consideration (i) the potential impact of the externally-provided processes, products, and services on the organization's  ability to consistently meet GDMS-C and applicable statutory and regulatory requirements, (ii) the effectiveness of the controls applied by the external provider and (iii) the results of the periodic review of external provider performance.

30. Flow Downs for Externally-Provided Processes, Products, and Services

30.1 The Seller shall require that any Contractors, subcontractors agents or suppliers apply industry appropriate quality assurance controls when

30.1.1 externally-provided products and services are intended for incorporation into Seller's own products and services;

30.1.2 externally-provided products and services are provided directly to GDMS-C or GDMS-C's Customer on behalf of the Seller;

30.1.3 a process, or part of a process, is externally-provided as a result of a decision by the Seller.

31. General Terms

31.1 Survivability.  The termination of this Agreement shall not terminate any obligations of the Parties which by their nature should survive after termination. This Section and, without limitation, Sections 4 (Inspection/Acceptance/Warranty), 8 (Proprietary Information and Intellectual Property Ownership), 9 (Intellectual Property Indemnity), 10 (Records and Audit), 11 (Independent Contractor), 12 (Security and Access to GDMS-C's Facilities While Visiting or Working at GDMS-C's Facilities), 13 (Termination), 14 (Assignment, Delegation and Subcontracting, No Liens), 17 (Dispute Resolution), 18 (Export Regulations), 19 (Compliance with Applicable Laws, 20 (Limitation of Liability), 31.3 (Entire Agreement), 31.9 (Force Majeure), 31.11 (Governing Law and Venue), Schedule D, and Schedule F (if applicable) shall survive termination of this Agreement.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

31.2 Counterparts.  This Agreement may be executed and delivered (including by email transmission) in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

31.3 Entire Agreement. This Agreement, including (i) the Terms and Conditions, (ii) all Statements of Work executed by the Parties from time to time hereafter, (iii) Schedules A through F, Annex 1 of Schedule B, and Annex 1 of Schedule E inclusively, (iv) Section 11.3 (Independent Contractor, Compliance with Code of Conduct), and (v) any disclosure by Seller of conflict of interest under Section 15 (Non-Exclusivity/Conflict of Interest) constitutes the entire understanding and agreement between the Parties and supersedes all prior or contemporaneous correspondence, offers, negotiations, agreements, or other communications between the Parties relating to the subject matter of this Agreement, whether oral, written or electronic, and including the terms of any Seller standard acknowledgement form.  Any work done under a previous letter agreement, purchase order or other agreement relating to the subject matter of this Agreement shall be considered work done under this Agreement and the terms of this Agreement shall be controlling.  This Agreement, including any SOW executed hereunder, may not be modified, amended or cancelled, in whole or in part, except by written agreement signed by authorized representatives of both Parties. The Parties acknowledge and agree that this Agreement has been jointly drafted by both of the Parties to it and that it is intended to benefit both Parties equally. Accordingly, neither the Agreement nor any of the clauses shall be construed strictly against any of the Parties.

31.4 No Amendment.  This Agreement may not be superseded, amended, or modified except by written agreement between the Parties hereto, duly signed by authorized representatives of each Party. Nothing contained in any purchase order, purchase order acknowledgement, or invoice shall in any way modify, add to, or delete from, the terms and conditions of this Agreement.

31.5 Binding on Assigns.  This Agreement is binding upon and for the benefit of the Parties and in the case of GDMS-C its affiliates in the Mission Systems area of business, namely: General Dynamics Mission Systems, Inc. (USA), General Dynamics United Kingdom Limited (UK), and General Dynamics Mission Systems - Italy S.R.L. (Italy), who have a "need-to-know" exclusively and strictly to support the achievement of the Purpose, their successors and permitted assigns.

31.6 Relationship.  No agency, partnership, joint venture or employment relationship is or shall be created by virtue of this Agreement.

31.7 Publicity.  No Party shall use the trade name, trademark or logo of the other Party in any public statement, advertising, marketing, promotion, public relations or media release relating to the subject matter of this Agreement or the relationship of the Parties without the prior written consent of the other Party.

31.8 Force Majeure.  Neither Party shall be liable for any delay or failure in performing its obligations hereunder that is due to circumstances beyond such Party's reasonable control, including, but not limited to, acts of God or the public enemy, actions or decrees of governmental entities, civil unrest, acts of terrorism, riots, war, fire, floods, unusually severe weather, earthquakes, volcanoes, explosions ("Force Majeure Event"), provided that such circumstances were not reasonably foreseeable by such Party and, by the exercise of reasonable commercial due diligence, could not have been prevented or mitigated by such Party.  Upon the occurrence of a Force Majeure Event, the affected Party shall give five (5) calendar days' notice, to the other Party of the nature of any such conditions and the extent of the anticipated delay resulting from such conditions, at which time performance of this Agreement to the extent affected by the Force Majeure Event shall immediately be suspended without penalty to such affected Party.  The Party who has been affected shall take all reasonable actions to resume performance hereunder as soon as such Force Majeure Event is removed or ceases.  If the period of non-performance exceeds thirty (30) calendar days from receipt of the notice of the Force Majeure Event, GDMS-C may terminate this Agreement and/or the applicable SOW immediately upon written notice to Seller.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

31.9 No Waiver.  No term or provision hereof will be considered waived by either Party, and no breach excused by either Party, unless such waiver or consent is in writing and signed by authorized representatives of the Party against whom the waiver is asserted.  No consent by either Party to, or waiver of, a breach by the other Party will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by such other Party.

31.10 Governing Law and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada, without resort to its conflict of laws rules.  Venue shall be in a court of competent jurisdiction in the City of Ottawa, within the Province of Ontario, Canada.  If a court of competent jurisdiction determines one or more provisions of this Agreement illegal, invalid or unenforceable, that determination shall not affect the enforceability of the remaining provisions to the extent they can be given effect without the illegal, invalid or unenforceable provision. The failure of a party to enforce at any time, or for any period, any of the provisions of this Agreement shall not constitute a waiver of such provision, nor the right of that Party to enforce each and every provision.

31.11 Headings.  The headings used in this Agreement are inserted for the convenience of the Parties and shall not define, limit or describe the scope or the intent of the provisions of this Agreement.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

Schedule A: Pricing

1. Rates

1.1 Reserved.

2. Basis of Payment

2.1 The basis of payment for Work, including Deliverables, provided under a SOW to this Agreement shall be identified in each Schedule B (Statement of Work) executed hereunder by the Parties.

2.2 The basis of payment for each SOW shall be stated in accordance with one or more of the following clauses:

2.2.1 The firm fixed price for Work, including Deliverables, is $[insert amount], is stated in Canadian dollars, is inclusive of all overheads, mark-ups and fees, and is valid for the Period of Performance GDMS-C's liability to Seller for Work, including Deliverables, provided under this Statement of Work, excluding Sales Taxes (defined in the Agreement), shall not exceed the Price and Seller shall not adopt any changes in the Work, including Deliverables, that would cause an increase in the Price unless otherwise authorized in writing by the GDMS-C Contracting Authority.

2.2.2 The rates for Work, including Deliverables, on a time and materials basis are listed in the table below, are stated in Canadian dollars, are inclusive of all overheads, mark-ups and fees, and are valid for the Period of Performance GDMSC's liability to Seller for Work, including Deliverables, provided under this Statement of Work, excluding Sales Taxes (defined in the Agreement), shall not exceed $[insert amount not to exceed] ("Not To Exceed Limit") unless otherwise authorized in writing by the GDMS-C Contracting Authority.

Work Fee
Hourly Rate (CDN$)	Number of Hours	Total Not to Exceed Fee (CDN$) for Period of Performance
$[***]/hour	1652	$[***]

1.1.1 A milestone plan has been established for the Work, including Deliverables and is set forth in Attachment 1 to Exhibit B.  The firm fixed price for Work is $[insert amount], is stated in Canadian dollars, is inclusive of all overheads, mark-ups and fees, and is valid for the Period of Performance ("Price").  GDMS-C's liability to Seller for Work, including Deliverables, provided under this Statement of Work, excluding Sales Taxes (defined in the Agreement), shall not exceed the Price and the Seller shall not adopt any changes in the Work that would cause an increase in the Price unless otherwise authorized in writing by the GDMS-C Contracting Authority.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

Schedule B: Form of Statement of Work ("SOW")

1.1 The Parties agree that one or more SOWs may be attached to this Agreement, or executed separately hereunder and incorporated into this Agreement by their execution, provided that each such SOW references this Agreement, is referenced as Schedule B-[insert sequential number] to this Agreement, and is signed by both Parties to this Agreement.

1.2 The initial Schedule B under this Agreement shall be Schedule B-1 and is executed simultaneously herewith and deemed appended hereto.

1.3 The form of Schedule B to be used as a guide for the creation of SOWs is as follows:

Schedule B-[*] to Professional Services Agreement

between

General Dynamics Land Systems - Canada Corporation doing business as General Dynamics Mission Systems - Canada ("GDMS-C")

and

KWESST Inc., ("Seller")

Statement of Work No. ([insert SOW number in bold])

This Statement of Work contains confidential and proprietary information of GDMS-C and Seller.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

1. General Terms

1.1 General

1.1.1 This Statement of Work ("SOW") sets forth the Services and Deliverables to be provided by the Seller to GDMS-C in support of [insert name of program] ("Program").

1.2 Services

1.2.1 The following Services shall be provided by the Seller in support of the Program:

1.2.1.1 [Insert a description or list of Services to be performed by the Seller during the Period of Performance.]

1.3 Deliverables

1.3.1 The following Deliverables shall be provided by the Seller in support of the Program:

Deliverables	Format (i.e. CD-ROM, electronic, MS Word, etc.)

1.4 Project Coordinator

1.4.1 The Seller will assign a Project Coordinator with overall responsibility for coordinating the provision of Work as outlined in this SOW, including without limitation the management of all Seller's Contractor(s) and related activities. The Project Coordinator will be the primary point of contact ("POC") for GDMS-C.

1.4.2 Primary responsibilities of the Project Coordinator will include but not be limited to [insert description of POC responsibilities].

1.5 Contacts

	Name	Title/Roll	Phone	Email

Seller		Project Coordinator
GDMS-C		Authorized Technical Representative
GDMS-C		Authorized Contracting Authority

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

1.6 Access to GDMS-C Personnel

1.6.1 Seller [will/will not] require access to the following GDMS-C personnel to perform the Work.  Such access will be facilitated through the GDMS-C Contracting Authority. [If access to GDMS-C personnel will be required for the Work, insert the titles of the personnel to whom access will be required].

Name	Title/Roll	Phone	Email

1.7 Work Location

1.7.1 Services shall be performed at the following location(s):

1.7.1.1 GDMS-C (Address): [insert full municipal address]

1.7.1.2 Seller (Address): [insert full municipal address]

1.7.1.3 Customer (Address): [insert full municipal address]

1.8 Acceptance

1.8.1 Except as otherwise specifically provided below, criteria for acceptance of the Work, including without limitation the Deliverables, shall be as determined by the Authorized Technical Representative. The Work, including the Deliverables shall be subject to review and approval by the Authorized Technical Representative.  In accordance with the following acceptance criteria:

1.8.1.1 [List applicable acceptance criteria]

2. Commercial Terms

2.1 Period of Performance

2.1.1 The period of performance for Work shall commence on [insert start date] and end on [insert end date] ("Period of Performance").

2.2 Seller's Contractor(s') Availability

2.2.1 Except as otherwise agreed with the GDMS-C Contracting Authority, there shall be no pre-set hours of work and the Seller's Contractors shall be available to perform the Work on any day of the week, Sunday through Saturday, in coordination with the Authorized Technical Representative.

2.2.2 Except as otherwise specifically agreed in writing with the GDMS-C Contracting Authority, the Seller's Contractors shall not be entitled to claim Overtime for the performance of Services.

2.2.3 Overtime is defined by the Ontario Labour Code as work in excess of forty-four (44) hours of work in a calendar week (Sunday through Saturday, inclusive), or on Statutory Holidays as defined therein.  Overtime shall be defined in accordance with the provisions of the applicable labour law in effect in the jurisdiction where Seller's Contractors are performing Services ("Overtime").

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

2.2.4 If Overtime is to be specifically permitted by GDMS-C in writing, the following shall apply:

2.2.4.1 "Full-Time Availability" means availability during the Period of Performance on a "Man-Day" basis, that is, eight (8) hours per day, Monday to Friday, within GDMS-C core business hours, subject to the provisions applicable to Overtime.  A Man-Day excludes Canadian statutory and GDMS-C company holidays, employee annual vacation, and sick days ("Excluded Days").

2.2.5 In calculating Overtime consideration shall be given to the period of time, in excess of Full Time Availability and on Excluded Days, during which the Seller's Contractors provide Services.

2.2.6 The Seller will monitor and track on a monthly basis the Overtime hours, if any, worked by the Seller's Contractor(s).  Where it is necessary for GDMS-C to reimburse the Seller's Contractor(s) for Overtime hours worked, these hours will be summarized at the end of each calendar month, and will be included as a separate line item on the monthly invoice to GDMS-C, identifying total Overtime hours worked in the prior calendar month, and the costs associated with this effort.

2.2.7 Overtime hours will be reimbursed at the rates identified in the table below.

Overtime Rates
PM	$[***] / hour
Engineering	$[***] /hour

2.3 Basis of Payment and Prices

2.3.1 The basis of payment for Work, including Deliverables, provided under this SOW is as follows:

2.3.1.1 [The firm fixed price for Work, including Deliverables, is $[insert amount], is stated in Canadian dollars, is inclusive of all overheads, mark-ups and fees, and is valid for the Period of Performance ("Price").  GDMS-C's liability to Seller for Work, including Deliverables, provided under this Statement of Work, excluding Sales Taxes (defined in the Agreement), shall not exceed the Price and Seller shall not adopt any changes in the Work, including Deliverables, that would cause an increase in the Price unless otherwise authorized in writing by the GDMS-C Contracting Authority.]

                                           [OR]

2.3.1.2 [The rates for Work, including Deliverables, on a time and materials basis are listed in the table below, are stated in Canadian dollars, are inclusive of all overheads, mark-ups and fees, and are fixed for the Period of Performance ("Price").  GDMS-C's liability to Seller for Work, including Deliverables, provided under this Statement of Work, excluding Sales Taxes (defined in the Agreement), shall not exceed $[insert not to exceed amount] ("Not To Exceed Limit") unless otherwise authorized in writing by the GDMS-C Contracting Authority.]

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

Work Fee
Hourly Rate (CDN$)	Number of Hours	Total Not to Exceed Fee (CDN$) for Period of Performance
$ /hour

      [OR]

2.3.1.3 [A milestone plan has been established for the Services, including Deliverables and is set forth in Attachment 1 to Exhibit B. The firm fixed price for Work is $[insert amount], is stated in Canadian dollars, is inclusive of all overheads, mark-ups and fees, and is valid for the Period of Performance ("Price").  GDMS-C's liability to Seller for Work, including Deliverables, provided under this Statement of Work, excluding Sales Taxes (defined in the Agreement), shall not exceed the Price and the Seller shall not adopt any changes in the Work that would cause an increase in the Price unless otherwise authorized in writing by the GDMS-C Contracting Authority.]

2.4 Travel and Living

2.4.1 Subject to prior approval and authorization by the GDMS-C Contracting Authority, GDMS-C will reimburse the Seller in accordance with GDMS-C guidelines (based on the per diem rates as set by the Government of Canada, Department of Defence for such reasonable travel, living and other out-of-pocket expenses that the Seller's personnel may incur in providing Work under the Agreement).

2.5 Other Costs

2.5.1 Any other costs that may be required to be incurred by the Seller in order to perform Work shall be subject to prior written agreement between GDMS-C and the Seller.

In witness whereof, the Parties have caused this SOW to be executed by their duly-authorized representatives to be effective as of the Period of Performance stated above.

For and on behalf of: General Dynamics Land Systems - Canada Corporation doing business as General Dynamics Mission Systems - Canada	For and on behalf of: KWESST Inc.

I warrant that I have authority to bind the company.	I warrant that I have authority to bind the company.
Signed by:	Signed by:
Name:	Name:
Title:	Title:

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

Annex 1 of Schedule B: Milestone Payment Plan

Not Used.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

Schedule C: GDMS-C's Contractor's Code of Conduct

1. Introduction

1.1 Times will change. GDMS-C's products will change. GDMS-C's employees will change. GDMS-C's customers will change.  What GDMS-C will not change is its commitment to its key beliefs.

2. Key Beliefs

2.1 Key beliefs define who we are -- as individuals and as a company.  GDMS-C's key beliefs have defined it for many years to each other, to its customers, its shareholders, its suppliers, its competitors, and its communities.

2.2 "Uncompromising integrity" means staying true to what we believe.  We adhere to honesty, fairness and "doing the right thing" without compromise, even when circumstances make it difficult.

2.3 "Constant respect for people" means we treat others with dignity, as we would like to be treated ourselves.  Constant respect applies to every individual we interact with around the world.

3. Purpose of the Contractor's Code of Business Conduct

3.1 Since its inception, the keystone of GDMS-C's business success has been integrity with respect to its dealings with customers, suppliers and governments.  The highest order of ethical conduct has and continues to be the very foundation of our enterprise.  These qualities have been instilled and transmitted throughout GDMS-C ("Company").

3.2 GDMS-C adheres to a Code of Business Conduct that provides firm uncompromising standards for each GDMS-C employee in dealing with agents, customers, suppliers, political entities and others.  The Code re-emphasizes and provides guidance regarding policies that have been an integral part of GDMS-C's business philosophy from its beginning.

3.3 GDMS-C believes that its Contractors should also maintain the highest order of ethical conduct.  The following Contractor's' Code of Conduct ("Code of Conduct") represents GDMS-C's expectations with respect to the ethical conduct of the Contractors we retain.  GDMS-C urges our Contractors to strive to achieve and maintain the principles outlined in this Code of Conduct.

3.4 The terms "GDMS-C" and "Company" as used in this Code of Conduct includes GDMS-C and all of its affiliated companies.

4. Your Responsibility as a Contractor to GDMS-C Employees

4.1 To respect the dignity of each and every individual GDMS-C employee.

4.2 Constant Respect

4.2.1 GDMS-C expects that its Contractors will treat GDMS-C employee with respect and fairness at all times.

4.3 Harassment

4.3.1 Abusive, harassing or offensive conduct is unacceptable, whether verbal, physical or visual.  Examples include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

4.4 Safety and Health

4.4.1 All GDMS-C Contractors are responsible for maintaining a safe workplace by following safety and health rules and practices.  You are responsible for immediately reporting accidents, injuries, and unsafe equipment, practices or conditions related to your performance of work for GDMS-C to your GDMS-C contact person. GDMS-C is committed to keeping its workplaces free from hazards.

4.4.2 In order to protect the safety of all employees, Contractors must report to GDMS-C's facilities free from the influence of any substance that could prevent them and GDMS-C employees from conducting work activities safely and effectively.  Threats or acts of violence or physical intimidation are prohibited.

5. Your Responsibility to GDMS-C and its Shareholders

5.1 Protecting GDMS-C Assets

5.1.1 GDMS-C assets such as funds, products, or computers may only be used for GDMS-C business purposes or other purposes approved by management.  GDMS-C assets may never be used for illegal purposes of any kind.  The payment of a bribe to a public official or the kickback of funds to an employee of a customer would be in direct violation of this Section of the Code.  Under no circumstances may the payment of a gratuity, fee, or gift of any kind be made to a government employee whether in recognition of efficient service or otherwise.

5.2 Proprietary Information

5.2.1 Safeguard all proprietary information by marking information accordingly, keeping it secure, and limiting access to those who have a need-to-know in order to do their job.  Proprietary information includes any information that is not generally known to the public and is helpful to GDMS-C, or would be helpful to competitors. The obligation to preserve proprietary information continues even after the consultancy period ends. Information disclosed by a customer or supplier to a GDMS-C Contractor and clearly identified verbally or in writing as sensitive, private or confidential shall also be protected from disclosure to unauthorized persons inside and outside the Contractor and GDMS-C to the same extent as GDMS-C sensitive, private or confidential information is protected, except where such information was already known to the Contractor or to GDMS-C, is available from other sources, or is generally known outside GDMS-C or customer organizations.

5.2.1.1 Example: A customer makes GDMS-C or a GDMS-C Contractor aware of a confidential project for which it is contemplating use of GDMS-C products.  The customer asks GDMS-C or a GDMS-C Contractor to hold the discussion in confidence. This request will be honoured. The information will not be disclosed by the GDMS-C Contractor to persons without a reasonable need to know in order to serve the best interests of that customer.  Nor will the information be disclosed to any persons outside GDMS-C or the GDMS-C Contractor except where required to comply with a law or regulation.

5.3 Inside Information and Securities Trading

5.3.1 Contractors are not allowed to trade in securities or any other kind of property based on knowledge that comes from their work at GDMS-C, if that information hasn't been reported publicly.  It is against the laws of many countries, including the U.S, to trade or to "tip" others who might make an investment decision based on inside job information.  For example, using non-public information to buy or sell GDMS-C stock, options in GDMS-C stock or the stock of a GDMS-C supplier or customer is prohibited.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

5.4 Accuracy of Company Records

5.4.1 We require honest and accurate recording and reporting of information in order to make responsible business decisions. This includes business data such as quality, safety, and personnel records, as well as all financial records.

5.4.2 All financial books, records and accounts must accurately reflect transactions and events, and conform to required accounting principles. No false or artificial entries may be made.  When a payment is made, it can only be used for the purpose spelled out on the supporting document.  For example, it would be a violation of this Section of the Code to purposefully issue an invoice or other document that inaccurately reflected a transaction.

6. Your Responsibility to Competitors

6.1 We compete aggressively and with integrity at the same time.

6.2 Competitive Information

6.2.1 Contractors must never use any illegal or unethical methods to gather competitive information.  Stealing proprietary information, possessing trade secret information that was obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited.  If information that may constitute a trade secret or confidential information of another business is obtained by mistake, or if you have questions about the legality of information gathering, inform your GDMS-C contact person who, in turn, will consult with the GDMS-C Law Department.

7. Your Responsibility to Governments

7.1 As a responsible citizen, it is your obligation to obey the law.

7.2 Compliance with the Law

7.2.1 GDMS-C Contractors around the world are required to comply with all applicable laws and regulations. Demands due to business conditions are not excuses for violating the law.  If you have any questions or concerns about the legality of an action, you are responsible for checking your management and requesting assistance from GDMS-C.  Contractors of GDMS-C will respect the laws, customs and traditions of each country in which they operate, but will, at the same time, engage in no act or course of conduct which, even if legal, customary and accepted in any such country, could be deemed to be in violation of the accepted business ethics of GDMS-C or the laws of Canada relating to business ethics.

7.3 GDMS-C Political Activities

7.3.1 No GDMS-C Contractor may make any political contribution for GDMS-C or use GDMS-C's name, funds, property, equipment or services for the support of political parties, initiatives, committees or candidates.  The term "political contributions" is used in its broadest sense and includes local, provincial  or federal fund-raising dinners, banquets, raffles or any funds or gifts (including the free or discounted use of property or services) which could be routed, directly or indirectly, to a political candidate, party, committee or organization.

7.4 Anti-Corruption Laws

7.4.1 GDMS-C and GDMS-C Contractors will comply with the anti-corruption laws of the countries in which it does business, including the U.S. Foreign Corrupt Practices Act ("FCPA") and the Canadian Bribery of Foreign Officials Act which applies to its global business. GDMS-C and GDMS-C Contractors will not directly or indirectly offer or make a corrupt payment to government officials, including employees of state-owned enterprises.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

7.5 Crossing National Borders

7.5.1 When importing or exporting products, services, information or technology, GDMS-C and GDMS-C Contractors will comply with applicable Canadian, U.S. and other national laws, regulations and restrictions.  In addition, if Contractor travels internationally on behalf of GDMS-C he/she is also subject to laws governing import and export. GDMS-C Contractors are responsible for knowing the laws that pertain to them, and for checking with the GDMS-C contact person who, in turn, can check with an import/export compliance manager.

8. Conflict of Interests

8.1 We will make business decisions based on the best interests of GDMS-C.

8.2 General Guidance

8.2.1 Business decisions and actions must be based on the best interests of GDMS-C, and must not be motivated by personal considerations or relationships.  Relationships with prospective or existing suppliers, contractors, customers, competitors or regulators must not affect independent and sound judgment on behalf of GDMS-C.  General guidelines to help GDMS-C Contractors better understand several of the most common examples of situations that may cause a conflict of interest are listed below.  However, you are required to disclose to local GDMS-C management any situation that may be, or appear to be, a conflict of interest.  When in doubt, it is best to disclose.

8.3 Family Members and Close Personal Relationships

8.3.1 Contractor may not use personal influence to get GDMS-C to do business with a company in which Contractor's family member or friend has an interest.  If an instance occurs where it is important to GDMS-C's advantage to enter into such a transaction, the proposed situation shall be submitted in writing to, and receive prior written approval of, GDMS-C's Law Department before any commitment is made.  Such approval will not be granted unless it can be ascertained that the terms of the transaction are to be determined by competitive bidding or are established by law, or are determined under other conditions which clearly establish an arm's length fairness of terms.

9. Gifts

9.1 Gifts are not always physical objects -- they might also be services, favours or other items of value.

9.2 Gifts to GDMS-C Employees and From GDMS-C Employees

9.2.1 Contractors don't accept kickbacks, lavish gifts or gratuities. They can accept items of nominal value, such as small promotional items bearing another company's name.  They will not accept anything that might make it appear that their judgment for GDMS-C would be compromised. Suppliers win GDMS-C business on the basis of product or service suitability, price, delivery and quality. There is no other basis. Attempts to influence procurement decisions by offers of any compensation, commission, kickback, paid vacation, special discount on a product or service, entertainment or any form of gift or gratuity must be firmly rejected by all GDMS-C Contractors.  In some rare situations, it would be impractical or harmful to refuse or return a gift. When this happens, discuss the situation with local GDMS-C management.

9.3 Gifts Given by GDMS-C

9.3.1 Some business situations call for giving gifts.  GDMS-C's gifts must be legal, reasonable, and approved by local management. GDMS-C never pays bribes.  We will not provide any gift if it is prohibited by law or the policy of the recipient's organization.  For example, the employees of many government entities around the world are prohibited from accepting gifts. If in doubt, check first.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

10. Entertainment

10.1 We consider "entertainment" to include a representative of both Parties at an event.

10.2 Entertainment of GDMS-C's Contractors

10.2.1 Contractors working on behalf of GDMS-C may accept entertainment that is reasonable in the context of the business and that advances GDMS-C's interest.  For example, accompanying a business associate to a local cultural or sporting event, or to a business meal, would in most cases be acceptable.

10.2.2 Entertainment that is lavish or frequent may appear to influence your independent judgment on behalf of GDMS-C. If an invitation seems inappropriate, turn down the offer or pay the true value of the entertainment yourself. Discuss entertainment that may appear inappropriate with local GDMS-C management, in advance if possible.

10.3 Entertainment by GDMS-C Contractors

10.4 Contractors may provide entertainment that is reasonable in the context of the business if approved by GDMS-C contact person.  If you have a concern about whether providing entertainment is appropriate, discuss it with GDMS-C management in advance.  Entertainment of government officials may be prohibited by law.  Get approval from appropriate local government representatives in each instance.

11. Travel

11.1 Acceptance of Travel Expenses

11.1.1 Contractors may accept transportation and lodging provided by a GDMS-C supplier or other third party, if the trip is for business and is approved in advance by the GDMS-C Authorized Technical Representative.  All travel accepted must be accurately recorded in the Contractor's travel expense records.

12. Other Jobs

12.1 A GDMS-C Contractor shall not engage in any activity where the skill and knowledge the Contractor develops or applies in the Contractor's GDMS-C position is transferred or applied to such activity in derogation of the present or prospective business interests of GDMS-C.  A GDMS-C Contractor shall not have any relationship with any other business enterprise which might affect the Contractor's independence of judgment in transactions between GDMS-C and the other business enterprise or otherwise conflicts with the proper performance of the Contractor's duties for GDMS-C.

13. Personal Financial Interest

13.1 Supplier-Customer Relationships - A GDMS-C Contractor may not have any interest in any supplier or customer of GDMS-C which interest could in any respect compromise the Contractor's loyalty to GDMS-C.

13.2 Competitor Relationships - A GDMS-C Contractor may not have any interest in another enterprise which might appear to adversely affect their judgment regarding their job or loyalty to GDMS-C.  The proper application of criteria concerning the effect of a specific interest on a Contractor's judgment and loyalty will vary somewhat with the circumstances, but generally, the greater the job responsibilities of the Contractor's employee within the Contractor's organization, the higher their duties are in these regards.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

13.3 Interest of Associates - The interest of a GDMS-C Contractor's associate in a supplier, customer or competitor of GDMS-C may create a conflict-of-interest depending upon the facts and circumstances of the particular case.

13.3.1 "Associate" for purposes of this policy statement shall mean:

13.3.1.1 any relative of a GDMS-C Contractor, any person living in the Contractor's household or to whom the Contractor furnishes support or any person having a personal relationship, similar to the above, with a GDMS-C Contractor;

13.3.1.2 any business in which the Contractor has a financial interest, any creditor or debtor of the GDMS-C Contractor, or any other person benefits to whom could reasonably be expected to relieve the GDMS-C Contractor of some obligation or obtain for the Contractor some personal advantage or gain; or

13.3.1.3 any trust or estate administered by such persons or in which they have a financial interest as a beneficiary.

14. Key Beliefs

14.1 It would be wonderful if the right thing to do were always perfectly clear. In the real world of business, however, things are not always obvious.  If you are ever in a situation where the "right thing" is unclear or doing the right thing is difficult, remember GDMS-C's key beliefs.

Does my action reflect GDMS-C's key beliefs of integrity and respect?

To GDMS-C employees? To customers?
To business partners, competitors and shareholders?
To the government? To the public?

If you wouldn't want your action to appear in the media, it's probably not the right thing to do.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

Schedule D: Seller and Seller's Contractor Certifications and Agreements Regarding Contractor Restrictions

ATTENTION: This certification is to be completed by Seller and every one of Seller's Contractors performing Work under this Agreement. If Seller or Seller's Contractor is a corporation, partnership or other form of business organization, the representations and certifications shall apply not only to the individual(s) who will be performing the Work but also to the principal officers and owners of the business organization.  The Seller shall provide a copy of every executed copy of this certification to GDMS-C's Contracting Authority.

1.1 By execution of this Schedule D, as Seller or Seller's Contractor, I represent and certify to the following Integrity Provisions:

1.1.1 I have reviewed the Government of Canada's Ineligibility and Suspension Policy (the "Policy") in effect on December 1, 2021 and all related Directives in effect on that date and I certify that I (Seller) complies with the Policy and directives which can be found at Ineligibility and Suspension Policy which can be found at http://www.tpsgc-pwgsc.gc.ca/ci-if/politique-policy-eng.html;

1.1.2 I, the Seller, understand that certain domestic and foreign criminal charges and convictions and other circumstances as described in the Policy will, or may, result in a determination of ineligibility or suspension under the Policy by the Government of Canada;

1.1.3 I, the Seller, certify that I am aware that GDMS-C may request additional information, certifications, and validations from me or a third party if requested by the Government of Canada to do so, for purposes of making a determination of ineligibility or suspension;

1.1.4 I, the Seller, certify to the best of my knowledge and belief, I, my affiliates and any proposed first tier subcontractors have not been charged with or convicted of any foreign criminal charges and convictions that may be similar to one of the listed offences in the Policy;

1.1.5 I, Seller, certify that none of the domestic criminal offences, and other circumstances, described in the Policy that will or may result in a determination of ineligibility or suspension apply to me, my affiliates and any proposed first tier subcontractors; and

1.1.6 I, Seller, certify that I am not aware of a determination by the Government of Canada of a determination of ineligibility or suspension issued by the Government of Canada that applies to me.

1.2 By execution of this Schedule D, as Seller or Seller's Contractor, I agree that, I will not engage in any effort on behalf of GDMS-C to lobby (i.e., to influence or attempt to influence) the Government of Canada or any Member of Parliament.

1.3 By execution of this Schedule D, as Seller's Contractor, I represent that I have and will make disclosure during the Term of this Agreement and the Period of Performance of each Statement of Work, of each instance where I am providing a supplier, customer, or competitor of GDMS-C services similar to those provided for hereunder or have provided such services during a period of twelve (12) months prior to the date of any certification and I further represent that I will disclose to GDMS-C prior to entering into any such arrangements in the future and will provide current certifications as may be requested by GDMS-C in order to facilitate its compliance with applicable laws and regulations.

1.4 By execution of this Schedule D, as Seller or Seller's Contractor, I agree that I shall not attempt to obtain, or receive any information that is security classified or procurement sensitive, directly or indirectly, from the Government of Canada or any other source where it is clear that release is unauthorized or in circumstances where there is reason to believe that such information cannot lawfully be in GDMS-C's possession. The same prohibitions apply to information of another company that is business confidential or proprietary.  For the purpose of this Agreement, the term "Information" includes documents, video and audio materials, oral transmissions, electronic data, and any other method or means by which information might be conveyed.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

1.5 I UNDERSTAND AND AGREE THAT I AM NOT AN EMPLOYEE OF GDMS-C, AND THAT MY EMPLOYER IS RESPONSIBLE FOR ANY TAX DEDUCTIONS AND WITHHOLDINGS.

1.6 I FURTHER UNDERSTAND AND AGREE THAT GDMS-C'S VARIOUS BENEFIT PLANS ARE INTENDED TO PROVIDE BENEFITS SOLELY TO GDMS-C EMPLOYEES, AND NOT TO SERVICES, INDEPENDENT CONTRACTORS, LEASED EMPLOYEES, OR TEMPORARY CONTRACT LABOUR, AND IN CONSIDERATION OF BEING PERMITTED TO PERFORM SERVICES ON GDMS-C'S PREMISES, I WAIVE ANY CLAIMS FOR BENEFITS UNDER ANY OF GDMS-C BENEFIT PLANS.

1.7 By execution of this Schedule D, as an individual working for Seller, I agree and understand that my employer has entered into this Agreement to provide Work to GDMS-C. My employer desires to assign me to perform the Work under this Agreement. I understand that such work may require access to GDMS-C's, its customers', suppliers' and business partners' Proprietary Information, or property on which such Proprietary Information is located. I also understand that such work is for the sole benefit of GDMS-C and that all Intellectual Property and work product shall be the sole and exclusive property of GDMS-C.

1.8 Before GDMS-C shall permit my employer to assign me to perform to provide Work for GDMS-C, I understand that I must agree to the following conditions for the benefit of GDMS-C.  By executing this Agreement, I do so agree to the following:

1.8.1 In providing Work to GDMS-C, I shall not disclose to or use in any work I perform for GDMS-C, any confidential information belonging to myself or to others, unless I have obtained their written authorization to do so from both the owner of the confidential information and from GDMS-C.  I shall not knowingly use or incorporate any inventions made by me or others which GDMS-C is not otherwise entitled to learn or use.

1.8.2 Except as my work for GDMS-C requires, I shall not use, publish, or disclose to others, either during or after my work for GDMS-C, any Proprietary Information of GDMS-C or of GDMS-C's customers, suppliers, or business partners, because Proprietary Information is a valuable asset, and its use, publication or disclosure may have harmful consequences.

1.8.3 Upon completion of my work for GDMS-C I shall promptly deliver to GDMS-C all documents, records, badges, and other materials which belong to GDMS-C or relate to its business activities.

1.8.4 I shall transfer and assign and I do hereby transfer and assign to GDMS-C as its exclusive property, my entire right, title, and interest in all of those Inventions conceived or reduced to practice by me solely, or jointly with others, during the Term of the Agreement, including during the Period of Performance of any SOW if they (a) are made with GDMS-C equipment supplies, facilities, trade secrets, Proprietary Information, or time; (b) relate to GDMS-C business or to GDMS-C actual or demonstrably anticipated research or development, (c) result from any Services performed by me for GDMS-C, or (d) embodied in Deliverables and I shall waive and do hereby waive all moral rights in the Services and Deliverables including but not limited to all copyrights, inventions, and patents, including copyright renewal rights, and relinquish and transfer and set over to GDMS-C any and all interest in such work.

1.8.5 I shall make and maintain written records of all inventions, innovations, or ideas referred to in the preceding Subsection, and shall promptly submit such records and make supplemental disclosures to GDMS-C.  I shall also execute all papers and otherwise provide proper assistance at GDMS-C's request and reasonable expense, during and after my work for GDMS-C, to enable GDMS-C or its nominees to obtain patents, copyrights, and legal protection for Inventions in any country.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

1.8.6 I agree that all notes, drawings, designs, memoranda, computer programs, and other data prepared or produced in the performance of Work for GDMS-C shall be the sole property of GDMS-C, and shall not be disclosed to anyone outside of GDMS-C.

1.8.7 I agree that all computer programs, software, and the like, and any documentation for them, which are created by me in the performance of Work for GDMS-C, shall be considered to be works made for hire for purposes of the copyright laws of Canada, and to the extent that any such items are determined by a court not to be works made for hire, I shall transfer and assign and I do hereby transfer and assign, and I shall waive and do hereby waive all moral rights and all of my interest, including any copyright interest I may own, in such items to GDMS-C.

1.8.8 I understand that the term "Invention" when used above includes innovations and ideas in any form, original works of authorship, and other intellectual property, including computer programs.  The term "Proprietary Information" includes proprietary information, trade secrets, and other information learned during the provision of Work under this Agreement.  The term also includes proprietary information, trade secrets, and other information learned by Seller from third parties during the provision of Work under this Agreement.  The term does not include information which, at the time of disclosure, is available to the general public without breach of this Agreement or another non-disclosure agreement; or information that is properly released from all restrictions in writing by its owner to Seller; or information that is lawfully obtained from a third party without confidential restriction; or was known to Seller without confidential restriction prior to disclosure; or information that is, at any time, developed by Seller independent of this Agreement.  Proprietary Information does include information regarding GDMS-C products, computer systems, business plans, processes, equipment, personnel, or facilities, which is disclosed in oral, written, graphic, or machine recognizable or reusable form, and which is designated, labelled, or marked as confidential or its equivalent, names of customers, names and qualifications of employees, organizational structures, number or character of contracts, marketing strategies and Prices, manufacturing processes, equipment or strategies, or products.

1.9 I agree that while on GDMS-C's property I shall comply with all work place procedures of which I have notice. I have received and read a supplier safety pamphlet provided by GDMS-C. I understand that my failure to follow these procedures may result in the denial of further access to GDMS-C's property.

1.10 By execution of this Schedule D, as Seller or Seller's employee, I represent that:

1.10.1 Seller has provided me with a copy of and that I have carefully read the GDMS-C Contractors Code of Conduct.

1.10.2 I understand that the GDMS-C Contractors Code of Conduct policy sets forth the standards of ethics and conduct that GDMS-C expects of Contractors. As a condition of my assignment to GDMS-C as a contractor, I agree to conduct myself in a manner that is consistent with such Code of Conduct.

1.10.3 I understand that the GDMS-C Contractor's Code of Conduct contains GDMS-C's expectations regarding the giving and receiving of gifts and entertainment by non-employees, including contract workers, to or from GDMS-C's employees.  As a condition of my assignment to GDMS-C as a contractor, I agree that I shall not offer gifts to GDMS-C's employees nor accept gifts from GDMS-C's employees that would violate this policy.

1.10.4 I understand and acknowledge that my agreement to comply with these policies and procedures does not create any employment relationship between myself and GDMS-C.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

1.10.5 To the best of my knowledge and belief, all activities on behalf of GDMS-C by employees or agents under my supervision have been in compliance with the terms of the GDMS-C's Contractor's Code of Conduct, except such activities which have been previously reported in writing to the Ethics Director or Chief Legal Counsel of GDMS-C and have been approved as an exception to the policy.

1.10.6 Additionally, all of my individual activities on behalf of GDMS-C have been in compliance with the terms of the GDMS-C Contractor's Code of Conduct.

1.10.7 I further understand that if I require interpretation of any part of the GDMS-C Contractor's Code of Conduct, I can obtain such interpretation by contacting the GD Ethics Director via email or the Hotline at 1-877-DS-ETHIC (1-877-373-8442 for USA and Canada or 480-441-5757 from any other country).

1.11 By execution of this Schedule D, as Seller or Seller's Contractor, I agree that inappropriate Internet activity on GDMS-C's computers is not allowable. Examples of inappropriate activity include accessing, storing or forwarding inappropriate, illegal, pornographic or otherwise offensive materials.  I understand GDMS-C has a zero-tolerance policy for misuse of GDMS-C's assets, both during and after normal work schedules.  GDMS-C shall terminate your assignment, if you disregard this policy.

1.12 I understand that GDMS-C has authorized regular monitoring of servers and workstations and that I shall not store inappropriate materials on any workstation or assigned server.  Access of inappropriate web sites is not allowed.

1.13 By my signature below I am certifying that I have read, understand, and shall comply with the foregoing statements and that the certifications provided by me are true:

Seller: KWESST Inc.

Signature: /s/ Rick Bowes

Print Name: Rick Bowes - VP Operations

Date: 3 Dec 2021

1.14 By my signature below I am certifying that I have read, understand, and shall comply with the foregoing statements and that the certifications provided by me are true:

Seller: KWESST Inc.

Signature: /s/ Rick Bowes

Print Name: Rick Bowes, VP Operations

Date: 3 Dec 2021

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

Schedule E: Security Terms and Conditions

1.1 Compliance with Rules and Regulations

1.1.1 Seller agrees that, while visiting or working at GDMS-C's facilities, Seller shall comply, and Seller agrees that it shall ensure its Contractors shall comply, with all facility rules and regulations of which they have notice, including, but not limited to, the security requirements set forth in the Government of Canada Industrial Security Manual.

1.2 Audio or Video Recording Devices

1.2.1 Seller understands and agrees to inform Seller's Contractors that it is against GDMS-C's policy for Seller and its Contractors to bring any audio or video recording device onto GDMS-C's property without the prior express written permission of GDMS-C's security department and Seller agrees to ensure that Seller's Contractors strictly abide by such policy.  Prohibited recording devices include, but are not limited to, any digital or analogue audio recorders and any still or video camera, whether using photographic film or digital technology and shall include, without limitation, personal digital assistants, handheld computers, portable data storage devices (i.e. thumb drives and external hard drives) or any other computer cameras capable of recording still or moving images.  Seller further agrees, and Seller agrees to ensure that Seller's Contractors agree, that Seller and Seller's Contractors shall not use the built-in audio recording capability of any computer it brings onto GDMS-C's property without the prior express written permission of GDMS-C's security department.  Seller understands and agrees to inform Seller's Contractors that in the event it should violate GDMS-C's policy, GDMS-C may suffer irreparable harm with no adequate remedy at law.  Accordingly, Seller agrees that if Seller or any of Seller's Contractors should violate GDMS-C's policy, Seller's and/or Seller's Contractor's, as applicable,  equipment and any recorded material shall be subject to confiscation and GDMS-C shall be entitled to temporary and permanent injunctive relief with respect to any Seller and Seller Contractor records in violation of GDMS-C's policy.  GDMS-C also reserves its right to seek monetary damages with respect to any violation of GDMS-C's policy by Seller and Seller's Contractors.

1.3 Information Required for Access

1.3.1 Seller shall be required to provide information concerning citizenship or immigrant status of Seller's Contractors entering the premises of GDMS-C.  Seller agrees to furnish this information before commencement of Work and at any time thereafter before substituting or adding new personnel to work on GDMS-C's premises. Information submitted by Seller shall be certified by an authorized representative of Seller as being true and correct.  Seller shall comply with all the rules and regulations established by GDMS-C for access to and activities in and around premises controlled by GDMS-C or GDMS-C's customer.

1.4 Escorted/Unescorted Access to Facilities

1.4.1 Access to GDMS-C's facilities on an unescorted basis and/or access to any of GDMS-C's computer networks shall not be granted, unless and until Seller, at its own expense, complies with GDMS-C's policies regarding background screening set forth below. These background screening requirements must be completed prior to Seller's Contractors commencing the Work.

1.5 Background Screening Information

1.5.1 Seller shall comply, and Seller shall ensure that Seller's Contractors shall comply, with the Government of Canada then-current Enhanced Security Strategy ("ESS") Assessments.

1.5.2 A consumer credit history check, excluding any credit score, from a national credit bureau shall be provided to GDMS-C for Seller and Seller's Contractors who: (a) have some responsibility for administration of GDMS-C's computer networks, (b) have access to non-public financial performance data of GDMS-C or (c) perform functions determined by GDMS-C's security director to protect GDMS-C and its assets.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

1.5.3 Seller agrees not to assign, without prior written approval from a GDMS-C authorized human resources manager, any individual to perform services on GDMS-C's premises who has been convicted of any serious crime involving violence or threat of violence, theft or other dishonest conduct, drugs or controlled substances, computer-related crimes, or similar crimes which create an increased risk to persons or property. GDMS-C reserves the right to broaden the scope of these requirements with appropriate notice to Seller.

1.5.4 Seller shall be responsible for obtaining all Contractor consents and authorizations required in relation to background screening. GDMS-C shall have the right to deny access to its facility of any Seller's Contractors based upon GDMS-C's review of the background screening results.

1.5.5 Seller agrees to retain, during the Term of this Agreement and for at least two (2) years from the date of last assignment at GDMS-C, all documents relating to background screening of Contractors who are or were assigned to perform services on GDMS-C premises. Upon request by GDMS-C and, within one (1) business day, Seller agrees to provide GDMS-C with a copy of such documents for any Contractors assigned to perform services on GDMS-C premises.

1.6 Exception to the Background Screening Requirements

1.6.1 The above background screening requirements are not applicable to Seller's Contractors that performed services under a prior agreement for professional services with GDMS-C where the prior background screening requirements were completed within the last year.

1.7 Access to Classified or Restricted Data.

1.7.1 Any classified or restricted data, information, or item required by Seller or Seller's Contractors in the performance of Work under this Agreement shall be furnished only after receipt by GDMS-C of proof that Seller and Seller's Contractors have the necessary security clearance, and the execution of any requisite non-disclosure agreement(s).

1.8 Use of GDMS-C's Computers or Computer Networks

1.8.1 In the event Seller and/or Seller's Contractors are provided access to GDMS-C's computer networks, or are provided with a computer by GDMS-C for the purposes of performing Work under this Agreement (collectively "Computer Resources"), Seller agrees, and Seller agrees to ensure that Seller's Contractors each agree,  to comply with GDMS-C's policy on appropriate use of Computer Resources and must ensure that all software stored in or executed on GDMS-C's Computer Resources are in accordance with applicable license agreements.  GDMS-C expressly reserves the right to audit, access, monitor, and inspect electronic communications and data created, stored or transmitted on its Computer Resources in accordance with applicable law.  Access to GDMS-C's computer or computer networks by Seller and or Seller's Contractors may be terminated at GDMS-C's will.

1.9 Safety

1.9.1 Seller agrees to comply with the federal and provincial occupational laws, regulations or standards, and all GDMS-C's safety rules of which Seller has notice, regarding the performance of Work under this Agreement. Seller agrees to communicate GDMS-C's safety rules to Seller's Contractors.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

1.10 Hazardous Substances

1.10.1 GDMS-C uses a number of "hazardous substances" and some of these substances may be used in work areas where Seller and Seller's Contractors may perform Work.  The Material Safety Data Sheet (MSDS) kept on file by GDMS-C for any hazardous substances which are present in such work areas shall be made available for review by Seller and Seller's Contractors upon request.

1.10.2 Seller agrees, and Seller shall ensure that Seller's Contractors each agree, not to deliver or transport any hazardous substances or materials onto GDMS-C's property without having first obtained prior written approval from GDMS-C's Environmental, Health and Safety Department, and Seller agrees, and Seller shall ensure that Seller's Contractors each agree, to comply with any instructions from such department regarding such substances and materials.

1.10.3 Seller agrees, and Seller shall ensure that Seller's Contractors each agree, to immediately report any known spill of hazardous materials, hazardous substances, or hazardous wastes on GDMS-C's property whether caused or not by Seller or Seller's Contractors.  In addition, for spills of hazardous materials, hazardous substances, or hazardous wastes which are owned or controlled by Seller, Seller agrees that containment and clean-up shall be at the sole expense of Seller and shall be performed to the satisfaction of GDMS-C's Environmental, Health and Safety Department.

1.11 Emergency Medical Aid

1.11.1 Seller authorizes GDMS-C to administer minor first aid to Seller or Seller's Contractors for injuries incurred on GDMS-C's property.  In the event of a serious injury or if immediate emergency care is believed necessary for an illness, Seller authorizes GDMS-C to arrange for emergency response services at Seller's expense.

1.12 Denial of Facility Access

1.12.1 The Seller agrees that GDMS-C shall at all times have the right, for any reason, to deny or withdraw access to its property to the Seller or any Contractor.

1.13 Without limitation or waiver of any of GDMS-C rights otherwise set forth in this Agreement, GDMS-C may stop the work of the Seller or the Contractor at any time and remove any Contractor from GDMS-C premises if the Seller or the Contractor fails to comply with their obligations herein.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

Annex 1 of Schedule E: Security Requirements Checklist ("SRCL")

Not Used.

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

Schedule F

Not Used

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)

PO Number: 324556

Approved Template: CON-T-405D	GDMS-C Proprietary Information
Issue 10	(When populated with data)